                                                                   EXHIBIT 10.75

              LEASE AGREEMENT FOR THE METRIS MINNETONKA BUILDING

                                  MULTITENANT
                            OFFICE LEASE AGREEMENT



                            OPUS NORTHWEST, L.L.C.,
                                  AS LANDLORD

                                      AND

                             METRIS DIRECT, INC.,
                                  AS TENANT,

                             Dated: March 29, 1999


                  CRESCENT RIDGE CORPORATE CENTER - PHASE II
                             MINNETONKA, MINNESOTA

                               TABLE OF CONTENTS

DEFINITIONS ....................................................................................      1

BASIC TERMS ....................................................................................      1

ARTICLE 1
LEASE OF PREMISES AND LEASE TERM................................................................      5
   1.1     Premises and Parking Premises .......................................................      5
   1.2     Term, Delivery and Commencement .....................................................      6
   1.3     Effect of Occupancy .................................................................      9

ARTICLE 2
RENTAL AND OTHER PAYMENTS.......................................................................     10
   2.1     Basic Rent ..........................................................................     10
   2.2     Additional Rent .....................................................................     10
   2.3     Delinquent Rental Payments ..........................................................     11
   2.4     Independent Obligations .............................................................     11

ARTICLE 3
PROPERTY TAXES AND OPERATING EXPENSES...........................................................     11
   3.1     Payment of Expenses .................................................................     11
   3.2     Estimation of Tenant's Share of Expenses ............................................     11
   3.3     Payment of Estimated Tenant's Share of Expenses .....................................     11
   3.4     Re-Estimation of Expenses ...........................................................     12
   3.5     Confirmation of Tenant's Share of Expenses ..........................................     12
   3.6     Tenant Inspection and Audit Rights ..................................................     12
   3.7     Annual Amendment to Tenant's Share of Expenses Percentage ...........................     13
   3.8     Personal Property Taxes .............................................................     13
   3.9     Landlord's Right to Contest Property Taxes ..........................................     13
   3.10    Adjustment for Variable Operating Expenses ..........................................     13

ARTICLE 4
USE.............................................................................................     14
   4.1     Permitted Use .......................................................................     14
   4.2     Acceptance of Premises ..............................................................     14
   4.3     Increased Insurance .................................................................     14
   4.4     Laws/Building Rules .................................................................     14
   4.5     Common Area .........................................................................     15
   4.6     Signs ...............................................................................     15

ARTICLE 5
HAZARDOUS MATERIALS.............................................................................     16
   5.1     Compliance with Hazardous Materials Laws ............................................     16
   5.2     Notice of Actions ...................................................................     16

     5.3     Disclosure and Warning Obligations ........................................................    17
     5.4     Indemnification ...........................................................................    17

ARTICLE 6
SERVICES ...............................................................................................    17
     6.1     Landlord's Obligations ....................................................................    17
     6.2     Tenant's Obligations ......................................................................    19
     6.3     Other Provisions Relating to Services .....................................................    19
     6.4     Tenant Devices ............................................................................    20

ARTICLE 7
MAINTENANCE AND REPAIR .................................................................................    20
     7.1     Landlord's Obligations ....................................................................    20
     7.2     Tenant's Obligations ......................................................................    20

ARTICLE 8
CHANGES AND ALTERATIONS
     8.1     Landlord Approval .........................................................................    21
     8.2     Tenant's Responsibility for Cost and Insurance.............................................    22
     8.3     Construction Obligations and Ownership ....................................................    22
     8.4     Liens .....................................................................................    22
     8.5     Indemnification ...........................................................................    23

ARTICLE 9
RIGHTS RESERVED BY LANDLORD ............................................................................    23
     9.1     Landlord's Entry ..........................................................................    23
     9.2     Control of Property .......................................................................    23
     9.3     Lock Box ..................................................................................    24
     9.4     Space Planning Substitution As To Expansion Space .........................................    24

ARTICLE 10
INSURANCE ..............................................................................................    24
     10.1    Tenant's Insurance Obligations ............................................................    24
     10.2    Landlord's Insurance Obligations ..........................................................    26
     10.3    Tenant's Indemnification of Landlord ......................................................    27
     10.4    Tenant's Waiver ...........................................................................    27
     10.5    Tenant`s Failure to Insure ................................................................    28

ARTICLE 11
DAMAGE OR DESTRUCTION ..................................................................................    28
     11.1    Tenantable Within One Hundred Twenty (120) Days ...........................................    28
     11.2    Not Tenantable Within One Hundred Twenty (120) Days .......................................    28
     11.3    Building Substantially Damaged ............................................................    29
     11.4    Insufficient Proceeds .....................................................................    29
     11.5    Landlord's Repair Obligations .............................................................    29
     11.6    Rent Apportionment ........................................................................    30

         11.7     Exclusive Casualty Remedy...............................................  30
         11.8     Parking Garage..........................................................  30

ARTICLE 12
EMINENT DOMAIN............................................................................  30
         12.1     Termination of Lease....................................................  30
         12.2     Landlord's Repair Obligations...........................................  31
         12.3     Tenant's Participation..................................................  31
         12.4     Exclusive Taking Remedy.................................................  31
         12.5     Parking Garage..........................................................  31

ARTICLE 13
TRANSFERS.................................................................................  32
         13.1     Restriction on Transfers................................................  32
         13.2     Costs...................................................................  32

ARTICLE 14
DEFAULTS; REMEDIES........................................................................  33
         14.1     Events of Default.......................................................  33
         14.2     Remedies................................................................  34
         14.3     Costs...................................................................  35
         14.4     No Waiver...............................................................  36
         14.5     Waiver and Release by Tenant............................................  36
         14.6     Landlord's Default......................................................  37

ARTICLE 15
CREDITORS; ESTOPPEL CERTIFICATES..........................................................  37
         15.1     Subordination and Nondisturbance........................................  37
         15.2     Attornment..............................................................  38
         15.3     Mortgagee Protection Clause.............................................  38
         15.4     Estoppel Certificates...................................................  38

ARTICLE 16
TERMINATION OF LEASE......................................................................  39
         16.1     Surrender of Premises...................................................  39
         16.2     Holding Over............................................................  40

ARTICLE 17
ADDITIONAL PROVISIONS.....................................................................  40
         17.1     Initial Improvements....................................................  40
         17.2     Two Building Development................................................  48
         17.3     Parking Matters.........................................................  49
         17.4     First Floor Option......................................................  50
         17.5     Option for Additional Space.............................................  50
         17.6     Right of First Offer On 5th Floor Space.................................  52
         17.7     Antenna(e) Installation.................................................  54

ARTICLE 18
MISCELLANEOUS PROVISIONS...............................................................  55
      18.1    Notices..................................................................  55
      18.2    Transfer of Landlord's Interest..........................................  55
      18.3    Successors...............................................................  55
      18.4    Captions and Interpretation..............................................  55
      18.5    Relationship of Parties..................................................  56
      18.6    Entire Agreement; Amendment..............................................  56
      18.7    Severability.............................................................  56
      18.8    Landlord's Limited Liability; Exception for Liquidated Damages...........  56
      18.9    Survival.................................................................  56
      18.10   Attorneys' Fees..........................................................  57
      18.11   Brokers..................................................................  57
      18.12   Governing Law............................................................  57
      18.13   Time is of the Essence...................................................  57
      18.14   Joint and Several Liability..............................................  57
      18.15   Tenant's Waiver..........................................................  57
      18.16   Tenant Organization Documents; Authority.................................  58
      18.17   Provisions are Covenants and Conditions..................................  58
      18.18   Force Majeure............................................................  58
      18.19   Management...............................................................  58
      18.20   Financial Statements.....................................................  58
      18.21   Quiet Enjoyment..........................................................  58
      18.22   Memorandum of Lease......................................................  59
      18.23   Nondisclosure of Lease Terms.............................................  59
      18.24   Construction of Lease and Terms..........................................  59
      18.25   Year 2000 Compliance.....................................................  60

                                   EXHIBITS
                                   --------

EXHIBIT "A" - DEFINITIONS.............................................   A-1

EXHIBIT "B" - LEGAL DESCRIPTION OF THE LAND...........................   B-1

EXHIBIT "C" - FLOOR PLAN..............................................   C-1

EXHIBIT "D" - COMMENCEMENT DATE MEMORANDUM............................   D-1

EXHIBIT "E" - BUILDING RULES..........................................   E-1

EXHIBIT "F" - LANDLORD'S IMPROVEMENTS.................................   F-1

EXHIBIT "G" - SIGN SKETCH.............................................   G-1

EXHIBIT "H" - JANITORIAL SCHEDULE.....................................   H-1

EXHIBIT "I" - PROJECT RENDERING.......................................   I-1

                            OFFICE LEASE AGREEMENT

     This Office Lease Agreement is made and entered into as of the Effective Date by and between OPUS NORTHWEST, L.L.C., a Delaware limited liability company, as Landlord, and METRIS DIRECT, INC., as Tenant.

                                  DEFINITIONS
                                  -----------
     Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT "A" or as otherwise defined in this Lease.

                                  BASIC TERMS
                                  -----------
     The following Basic Terms are applied under and governed by the particular Section(s) in this Lease pertaining to the following information:

1.1. Premises:                The Land upon which the premises are situated is
                              described in EXHIBIT "B". The premises shall consist initially of the entire 7th, 8th and 9th floors and, if applicable, portions of the 5th and 1st floor of the Phase II Building (the "Initial
                              Premises"). Thereafter, the entire 6th floor of the Phase II Building (the "6th Floor") shall be added to the Lease. The Premises is depicted on EXHIBIT "C". (See Section 1.1 and 17.4)

2.   Initial Term:            6 Lease Years 4 months for a total of 76 months
                              (See Section 1.2)

     Renewal Options:         One 5 year option (See Section 1.2.7)

3.   Commencement Date:       September 1, 2000 for the Initial Premises (See
                              Section 1.2) unless extended (See Sections
                              17.1.10; 17.1.11; 17.1.17; 17.1.18 or 17.1.20);
                              September 1, 2001 for the 6th Floor unless
                              advanced (See Section 1.2.1(b) or Section 17.1.21)
                              or extended (See Section 17.1.13 or Section
                              17.1.21

4.   Basic Rent:

                               Annual Basic Rent for the
                               Premises(assuming combined total
For the Initial                136,759 Rentable square feet
Term of the Lease              in the Premises)                        Monthly Installments
-----------------              ----------------------------            --------------------
$15.95 per square foot         Initial Premises                        Subject to rent abatement pursuant to
per annum                      (101,767 sq/ft) =  $1,623,184           Section 2.1.1 and also subject to possible
                               6th Floor                               increase in size of Initial Premises
                               (34,992 sq/ft)  =  $  558,122           Months 1-4   = $0.00
                               "Premises"                              Months 5-12  = $135,265.30
                               (136,759 sq/ft) =  $2,181,306           Months 13-76 = $181,775.50

                                    See Section 2.1.1

5.   Tenant's Share of             Pro rata percentage(s) based upon the size of
     Expenses Percentage:          the Premises located on such lots within the
                                   Land at times during the Initial Term (See
                                   Section 3 and Section 17.2.2) and pursuant to the formula set forth in the definition for "Tenant's Share of Expenses Percentage" in
                                   Exhibit "A"

6.   Additional Rent:              Tenant is obligated to pay Tenant's Share of
                                   Expenses as Additional Rent. (See Sections
                                   2.2 and 3)

7.   Base Improvement Allowance:   As to the Premises $17.10 per rentable
                                   square foot. (See Section 17.1.3)

8.   Cash Improvement Allowance:   $3.00 per rentable square foot of the Initial
                                   Premises. (See Section 17.1.4)

9.   Security Deposit:             N/A

10.  Property Manager/Rent
     Payment Address:           Opus Northwest Management, L.L.C.
                                10350 Bren Road West
                                Minnetonka, MN 55343
                                Telephone: (612) 656-4444
                                Facsimile: (612) 656-4529

11.  Address of Landlord
     for Notices:               Opus Northwest L.L.C.
                                10350 Bren Road West
                                Minnetonka, MN 55343
                                Attn: Vice President - General Manager
                                of Real Estate
                                Telephone: (612) 656-4444
                                Facsimile: (612) 656-4529

     With a copy to:            Opus Corporation
                                10350 Bren Road West
                                Minnetonka, MN 55343
                                Attn:  Legal Department
                                Telephone: (612) 656-4444
                                Facsimile: (612) 656-4755

     With a copy to:            Property Manager (to the attention of the Senior
                                Vice President and Managing Director) at the address described in Section 9 of the Basic
                                Terms.

12.  Address of Tenant
     for Notices:               Metris Direct, Inc.
                                606 S. Highway I69
                                Interchange Tower Suite 300
                                St. Louis Park, MN 55426
                                Attn: Lee Stastny
                                Telephone: (612) 593-4888
                                Facsimile: (612) 417-5680


                                With a copy to:
                                606 S. Highway I69
                                Interchange Tower Suite 300
                                St. Louis Park, MN 55426
                                Attn: Metris Legal Department
                                Telephone: (612) 525-5020
                                Facsimile: (612) 417-5680

13.  Broker(s):                 The Schoening Group, Inc. 6800
                                France Avenue South, Suite 120
                                Edina, MN 55435

                                and

                                CB Richard Ellis
                                7760 France Avenue South
                                Suite 770
                                Minneapolis, MN 55435

14.  Guarantor(s):              N/A

15.  Storage Space:             700 square feet subject of a separate agreement

16.  Indoor Parking:            1 stall per each 5,400 rentable square feet in
                                the Premises at $100.00 monthly per stall during the Initial Term paid as additional Basic Rent
                                (See Sections 1.1, 2.1.2 and 17.3.1)

17.  Additional Allowance:      Up to $3.00 per rentable square foot of the
                                Premises which, if paid, will increase the Basic
                                Rent (See Section 17.1.22)

18.  Post Commencement Date
     Right of First Offer:      As to 5/th/ Floor of the Phase II Building (See
                                Section 17.6)

19.  Expansion Rights:          As to any appropriate space in either the Phase
                                I or Phase II Building in Crescent Ridge Project
                                (See Section 17.5)

20.  Pre Commencement Date      Up to the entire 5th Floor of the Phase II
     Adjustment to Initial      Building (See Section 1.1.1)
     Premises:

21.  Roof Access:               Yes.  (See Section 17.7)

22.  Project Site:              See EXHIBIT "I" attached hereto.

                                   ARTICLE 1
                                   ---------
                       LEASE OF PREMISES AND LEASE TERM
                       --------------------------------

     1.1  Premises and Parking Premises.

     Landlord leases the Premises and the Parking Premises to Tenant and Tenant leases the Premises and Parking Premises from Landlord, in consideration of the covenants and agreements set forth in this Lease and upon and subject to the terms, covenants and conditions set forth in this Lease. The estimated rentable area of the Premises is the rentable area specified in the Basic Terms. Landlord shall determine the actual rentable area of the Premises in accordance with BOMA Standards. If Landlord or Tenant determines, in accordance with BOMA Standards, that the rentable area of the Premises, after Substantial Completion, differs from the rentable area specified in the Basic Terms, Landlord and Tenant will amend this Lease accordingly; provided, however, that any such amendment will operate prospectively only. Landlord and Tenant will not make any retroactive adjustments to Rent payments on account of any difference between the rentable area of the Premises specified in the Basic Terms and the rentable area of the Premises as may be determined after the date of this Lease.

          1.1.1 The Initial Premises consist of the entire 7th, 8th and 9th floors of the Phase II Building, provided however Tenant can increase the Initial Premises to include space on the 5th floor of the Phase II Building pursuant to the following terms and conditions:

                   (a) Tenant must not be in default hereunder;

                   (b) Tenant must give Landlord notice of its election to expand the Initial Premises to include 5th floor space on or before September 1, 1999. Tenant shall have four alternatives with respect to expansion of the 5th floor space. Initially Tenant must elect to expand the Initial Premises by making a commitment to take either 25%, 50%, 75% or 100% of the 5th floor space on or before September 1, 1999.

                   (c) If Tenant does not provide notice pursuant to Subparagraph (b) immediately above, then Tenant shall have until January 1, 2000 to provide Landlord written notice of an election which will be limited to either 25% or 50% of the 5th floor space.

                   (d) If Tenant does not provide notice pursuant to Subparagraphs (b) or (c) immediately proceeding, then Tenant shall have until March 1, 2000 to provide notice of Tenant's election to expand the Initial Premises to include twenty five percent (25%) of the available space on the 5th floor.

     Tenant can also increase the size of the Initial Premises by adding space on the 1st Floor pursuant to Section 17.4 hereof.

          The Parties will execute an amendment to this Lease reflecting any increase in the size of the Initial Premises and Rent and Tenant's Improvement Allowances and other amounts herein affected by changes in the rentable square footage of the Premises will be adjusted accordingly.

          1.1.2 The "6th Floor" consists of the entire 6th floor of the Phase II Building.

          1.1.3 The term "Premises" includes for all purposes herein the Initial Premises (consisting of floors 7, 8 and 9 of the Phase II Building and those portions of the 5th floor and the 1st Floor of the Phase II Building that Tenant elects to expand and occupy with respect to the Initial Premises) together with the 6th Floor and any other lease space added during the Term.

     1.2  Term, Delivery and Commencement.

          1.2.1   Commencement Date and Term.

          The Initial Term of this Lease is as stated in the Basic Terms subject to the following:

          (a) The Term for the Initial Premises is seventy six (76) months commencing on the Commencement Date for the Initial Premises which is scheduled to be September 1, 2000 subject to the terms of this Lease.

          (b) That portion of the Initial Term which incorporates the 6th Floor as lease space shall be at least sixty four (64) months and shall commence on the earlier of (i) the first (1st) day of a calendar month between September 1, 2000 and September 1, 2001 provided that Tenant has given Landlord four (4) months (or six (6) months pursuant to Section 17.1.20) advance prior written notice of said date or (ii) September 1, 2001. If the 6th Floor becomes part of the Premises prior to September 1, 2001, Tenant's Share of Expenses Percentage and parking rent shall be increased on a pro rata basis from the 6th Floor Commencement Date to take into account the addition of the 6th Floor to the Premises, however, the Basic Rent attributable to the addition of the 6th Floor shall abate until September 1, 2001.

          (c) The term "Commencement Date" has the meanings set forth in EXHIBIT "A" which vary depending upon the context in which the term "Commencement Date" is used in this Lease. On any Commencement Date referred to in this Lease, the portion of the Premises referenced to said Commencement Date shall be Substantially Completed as of said Commencement Date.

          (d) The Term, as to the entire Premises, expires on the last day of the last calendar month of the Term.

          1.2.2   Tender of Possession.

          Landlord will use commercially reasonable efforts to tender possession of the Premises to Tenant on or before the Delivery Date, subject to Force Majeure and Tenant Delay. If Landlord constructs Tenant's Improvements pursuant to Section 17.1 hereof, then the Delivery Date for the Initial Premises is anticipated to be September 1, 2000 and the Delivery Date for the 6th Floor Premises is anticipated to be September 1, 2001 subject to Tenant's rights to advance the 6th Floor Commencement Date pursuant to
     Section 1.2.1 above. If Tenant elects to construct the Tenant's Improvements in the Premises pursuant to Section 17.1.16 of this Lease, then the Delivery Date for the Initial Premises is anticipated to be May 1, 2000 and the Delivery Date for the 6th Floor Premises is anticipated to be May 1, 2001, subject to the Tenant's right to advance the 6th Floor Commencement Date pursuant to Section 1.2.1 above and in which event the Delivery Date for 6th Floor Premises shall be four months prior to the advanced 6th Floor Commencement Date.

          1.2.3   Commencement Date Memorandum.

          Within a reasonable time after the Commencement Date for the Initial Premises, the parties shall complete and execute a Commencement Date Memorandum which will be in the form of EXHIBIT "D" attached hereto. Upon the addition of the 6th Floor as part of the Premises, the parties shall complete and execute a revised Commencement Date Memorandum reflecting the addition of the 6th Floor. If Tenant does not timely execute and deliver to Landlord the Commencement Date Memorandum, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the Commencement Date Memorandum Landlord executed and delivered to Tenant.

          1.2.4   Early Occupancy and Access by Tenant.

          (a) If Landlord constructs the Landlord Improvements and Tenant Improvements pursuant to the provisions of Section 17.1 hereof,

                  (i) if Substantial Completion occurs earlier than a relevant Commencement Date, Tenant can request that it have the right to occupy the relevant portion of the Premises (i.e. the Initial Premises or the 6th Floor) prior to the relevant Commencement Date and Landlord shall grant such right to early occupancy. In connection with such earlier occupancy, Tenant shall not interfere with the construction of Tenant Improvements by the Landlord and Tenant shall comply with and observe all of the terms and conditions of this Lease other than the obligation to pay Basic Rent.

                 (ii) Tenant may request and receive access to the Initial Premises or the 6th Floor which shall be provided thirty (30) days prior to Substantial Completion of the Initial Premises or 6th Floor for the purpose of Tenant's installation of its furniture, fixtures and equipment in the Premises. Tenant shall not interfere with the construction of Tenant Improvements by Landlord and Tenant shall comply with and observe all of the terms and conditions of this Lease other than Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses.

          (b)    If Tenant elects to construct Tenant's Improvements pursuant to
     Section 17.1 hereof and if Tenant completes Tenant's Improvements prior to the relevant Commencement Date as evidenced by a Certificate of Occupancy for the Premises (either Initial Premises or 6th Floor), then, upon Tenant's request, Landlord will allow Tenant to occupy such space prior to the relevant Commencement Date during which early occupancy period Tenant must comply with and observe all terms and conditions of this Lease (other than Tenant's obligation to pay Basic Rent).

          1.2.5  Renewal Term.

          Tenant may, subject to the provisions of this Section 1.2.7, extend the initial Term for one (1) period (the "Renewal Term") of five (5) years on the following terms and conditions:

          (a) This Lease must be in full force and effect and Tenant must not be in default in its performance of any of its obligations under this Lease;

          (b) If Tenant desires to exercise its right to the Renewal Term, Tenant must notify Landlord no later than twelve (12) months prior to the expiration of the initial Term.

          (c) Tenant shall occupy the Premises during the Renewal Term on the same terms, covenants and conditions described in this Lease, except that the annual Basic Rent for the Renewal Term (the "Renewal Rent") will be an amount equal to the prevailing market basic rent rate for the Premises on the date the Renewal Term commences in relation to comparable (in quality, location and size) premises in the I-394 Office Corridor area (that is the area extending one mile north and south from Interstate 394 between Highway 100 on the east and Highway 101 on the West) of tenants possessing such premises during renewal terms. In determining the prevailing market base rent, the criteria for the same to be used by the parties or any appraisers retained pursuant to this Section 1.2.7 shall include current market leasing incentives to be offered to Tenant in the form of Landlord concessions for rent abatements, tenant's improvement allowances and other economic and marketing incentives (collectively "Tenant Incentives") typically being offered at the time for purposes of retaining existing tenants to comparable lease space. Landlord will initially determine the prevailing market basic rent rate and Tenant Incentives and will notify Tenant of its determination within thirty (30) days after Tenant properly exercises its Renewal Term option under this Section 1.2.7. Tenant shall advise Landlord within ten (10) Business Days after receipt of Landlord's determinations as to whether or not Landlord's determinations are acceptable. If Tenant disputes Landlord's proposed renewal rent and Tenant Incentives determinations, Landlord and Tenant will, within ten (10) Business Days, mutually appoint an appraiser that has at least five (5) years full-time commercial appraisal experience and is a member of the American Institute of Real Estate Appraisers. If Landlord and Tenant are unable to mutually agree upon such an appraiser within said ten (10) day period, Landlord and Tenant will each, within five (5) Business Days after the expiration of said ten (10) day period, appoint an appraiser meeting the foregoing qualifications and the two appointed appraisers, within five (5) Business Days, appoint a third appraiser meeting the foregoing qualifications. Landlord and Tenant each must, within ten (10) Business Days after the third (3rd) appraiser is appointed, submit to the third (3rd) appraiser their determinations of the prevailing market basic rent rate, Tenant Incentives and such information in support of such determination as the appraiser deems necessary. Each party may submit such other information in support of its determination as it deems relevant. The appraiser will then determine with reference to the standards this Section describes, within forty five (45) days after the appraiser's appointment as described in this Section, whether Landlord's or Tenant's determinations of the prevailing market basic rent rate and Tenant Incentives is most reasonable and the determinations selected by the appraiser shall prevail for the Renewal Term. If a party fails to timely submit its determinations to the appraiser, the determination of the other party is deemed to be the prevailing market Basic Rent rate and Tenant Incentives for the Renewal Term. The parties will equally share any costs and fees charged by the appraiser(s). The parties will separately pay their own counsel, experts and other representatives.

     1.3    Effect of Occupancy.

     Subject to the Warranty Terms, Tenant's occupancy of the Premises conclusively establishes that Landlord completed the Improvements as required by this Lease in a manner satisfactory to Tenant. The Warranty Terms provide Tenant with its sole and exclusive remedies for Landlord's incomplete or defective construction of the Improvements. Tenant's failure to strictly comply with the Warranty Terms with respect to any item included as part of the Improvements constitutes Tenant's waiver and release of any and all rights, benefits, claims or warranties available to Tenant under this Lease, at law or in equity in connection with each such item.

                                   ARTICLE 2
                                   ---------
                           RENTAL AND OTHER PAYMENTS
                           -------------------------

     2.1    Basic Rent.

            2.1.1 Basic Rent for the Premises.

            The parties acknowledge that Basic Rent and Tenant's Share of Expenses will abate for the first four (4) full months of the Term for the Initial Premises. Tenant will pay Basic Rent in monthly installments as well as Additional Rent to Landlord commencing four (4) months after the Commencement Date for the Initial Premises and continuing on the first
     (1st) day of each and every calendar month after said Commencement Date during the Term. If the Commencement Date is other than the first (1st) day of the month, Tenant will pay Rent to Landlord for the partial month remaining following the period of rent abatement based on the same terms and conditions set forth herein. Tenant will make all Basic Rent payments to Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment.

            2.1.2 Parking Rent.

            Tenant will pay parking rent to Landlord attributable to the Parking Premises which will constitute additional Basic Rent and which shall be paid together with and in addition to Tenant's payment of Basic Rent attributable to the Premises in the manner described in Section 2.1.1. For the Initial Term, the parking rent attributable to the Parking Premises shall be equal to One Hundred and No/100 Dollars ($100) per month for each stall based on a ratio of one stall per 5,567 rentable square feet of the Premises. During the Renewal Term the parking rent attributable to the Parking Premises shall be equal to the then fair "market rent" for each stall subject to this Lease based on the ratio as set forth herein. If the parties cannot agree upon the amount of the parking rent attributable to the Parking Premises, then the parties shall resort to the appraisal procedures set forth in Section 1.2.7(c).

     2.2    Additional Rent.

     Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional

Rent in accordance with Sections 3.3 and 3.4 and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 and 3.4 within ten (10) days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

     2.3    Delinquent Rental Payments.

     If Tenant does not pay any installment of Basic Rent or any Additional Rent within five (5) Business Days after the date the payment is due, Tenant will pay Landlord an additional amount equal to the interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made. Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

     2.4    Independent Obligations.

     Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease. Tenant will pay Rent without any right of offset or deduction.

                                   ARTICLE 3
                                   ---------
                     PROPERTY TAXES AND OPERATING EXPENSES
                     -------------------------------------

     3.1    Payment of Expenses.

     Tenant will pay, as Additional Rent, Tenant's Share of Expenses due and payable during any calendar year of the Term in the manner this Article 3 describes. Landlord will prorate Tenant's Share of Expenses due and payable during the calendar year in which the Lease commences or terminates as of the Commencement Date for the Initial Premises and the 6th Floor or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

     3.2    Estimation of Tenant's Share of Expenses.

     Within thirty (30) days prior to each calendar year end, Landlord will deliver to Tenant a written estimate of the following for each successive calendar year of the Term: (a) Property Taxes, (b) Operating Expenses, (c) Expenses, (d) Tenant's Share of Expenses and (e) the annual and monthly Additional Rent attributable to Tenant's Share of Expenses.

     3.3    Payment of Estimated Tenant's Share of Expenses.

     Tenant will pay the amount Landlord estimates as Tenant's Share of Expenses under Section 3.2 for each calendar year of the Term in equal monthly installments, in advance, on the first (1st) day of each month during such calendar year. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant's Share of Expenses based on Landlord's estimates for the previous calendar year.

     3.4    Re-Estimation of Expenses.

     Landlord may re-estimate Expenses one time only during each calendar year during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant's Share of Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

     3.5    Confirmation of Tenant's Share of Expenses.

     Within ninety (90) days after the end of each calendar year within the Term, Landlord will determine the actual amount of Expenses and Tenant's Share of Expenses for the expired calendar year and deliver to Tenant a written statement of the amount. If Tenant paid less than the amount specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner described in Section 2.2. If Tenant paid more than the amount specified in the statement, Landlord will, at Landlord's option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this Section.

     3.6    Tenant Inspection and Audit Rights.

     Provided that Tenant (or its assignee) is not in default in the performance of its obligations under the Lease, then if Tenant disputes Landlord's determination of the actual amount of Expenses or Tenant's Share of Expenses for any calendar year and Tenant delivers to Landlord written notice of the dispute within thirty (30) days after Landlord's delivery of the statement of such amount under Section 3.5, Tenant or its assignee (but not a subtenant) may, at its sole cost and expense, upon prior written notice and during regular Business Hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains the applicable records), cause a certified public accountant to audit Landlord's records relating to the disputed amounts. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was greater than the amount this
Article 3 required Tenant to pay, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Maximum Rate (computed from the date of overpayment by Tenant of each respective Expense item) within ten (10) days after Landlord receives a copy of the audit report. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was less than the amount this Article 3 required Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Share of Expenses in accordance with Sections 3.2 and 3.3. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this Section describes and for Tenant's own account.

     3.7 Annual Amendment to Tenant's Share of Expenses Percentage. [Intentionally Deleted]

     3.8    Personal Property Taxes.

    Tenant will pay, prior to delinquency, all taxes charged against Tenant's trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Property. If any of Tenant's trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

     3.9    Landlord's Right to Contest Property Taxes.

     Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Property Taxes. Landlord's contest will be at Landlord's sole cost and expense except that if Property Taxes are reduced (or if a proposed increase is avoided or reduced) because of Landlord's contest, Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with contesting the Property Taxes, including reasonable attorneys fees, up to the amount of any Property Tax reduction Landlord realized from the contest or Property Tax increase avoided or reduced in connection with the contest, as the case may be.

     3.10   Adjustment for Variable Operating Expenses.

     Notwithstanding any contrary language in this Article 3, if one hundred percent (100%) or more of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay all components of Operating Expenses that vary based on occupancy in an amount equal to the amount Tenant would have paid for such components of Operating Expenses had one hundred percent (100%) of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will also equitably adjust Operating Expenses to account for any

Operating Expense any tenant of the Building pays directly to a service provider.



                                   ARTICLE 4
                                   ---------
                                      USE
                                      ---

     4.1    Permitted Use.

     Tenant will not use the Premises for any purpose other than general office purposes. Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) occupy the Premises in a manner not to exceed Building system capacity and Building parking capacity; (c) make void or voidable any insurance now or after the Effective Date in force with respect to the Property; (d) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (e) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (f) constitute a public or private nuisance or waste.

     4.2    Acceptance of Premises. - [Intentionally Deleted]

     4.3    Increased Insurance.

     Tenant will not do on the Property or permit to be done on the Premises anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in the Premises, the Parking Premises or use of the Property. Tenant will, at Tenant's sole cost and expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this Section.

     4.4    Laws/Building Rules.

     This Lease is subject and subordinate to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT "E." Landlord may amend the Building Rules from time to time in Landlord's discretion which shall be reasonably exercised.

     4.5    Common Area.

     Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord may, at Landlord's sole and exclusive discretion, make changes to the Common Area. Landlord's rights regarding the Common Area include, but are not limited to, the right to
(a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and to lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord's judgment; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise Building Rules concerning use of the Common Area, including any parking facilities comprising a portion of the Common Area.

     4.6    Signs.

            4.6.1 Landlord will provide to Tenant (a) one building standard tenant identification sign adjacent to the entry door of the Premises and
     (b) one standard building directory listing in the Phase II Building. The signs will conform to Landlord's sign criteria. Tenant will maintain the signs in good condition and repair during the Term at Tenant's sole cost and expense. Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Premises. Landlord may immediately remove, at Tenant's sole cost and expense, any sign, decoration or advertising material that violates this Section.

            4.6.2 Prior to the commencement of the Initial Term, Landlord, at the request of Tenant, will place a sign upon the Phase II Building subject to the following terms and conditions:

            (a) The cost of the sign and the installation of the sign shall be Tenant costs but the same are considered covered by the Tenant's Improvement Allowances as described in Section 17.1 hereof. Tenant shall maintain the sign at its expense.

            (b) Landlord shall obtain, at Tenant's cost, all necessary governmental and quasi-governmental approvals required for necessary sign approvals and any deviations or conditions which are proposed or imposed by any applicable authorities must first receive the prior consent and approval of Tenant.

            (c) The sign must be in Tenant's name and shall be placed on either the top right or the top left facade of the Phase II Building with sign letters not exceeding a maximum of sixty (60) inches in height. The parties acknowledge that the depiction and sketch of the sign which is specifically approved by Landlord is attached hereto and designated as EXHIBIT "G".

            (d) Tenant must lease and occupy at least three (3) full floors of the Phase II Building or Landlord can require that Tenant remove the sign as described in this Section 4.6.2 from the exterior of the Phase II Building at Tenant's sole cost and expense.

            (e) At the expiration or termination of the Term, Tenant will be responsible for removing said sign and any and all costs necessary in connection with such removal and any damages caused to the Phase II Building in connection with such removal.

            (f) No assignee or subtenant of Tenant, which occupies the Premises, shall have a right to place a sign on the Building until after receiving the prior approval of the Landlord which shall not be unreasonably withheld.

                                   ARTICLE 5
                                   ---------
                              HAZARDOUS MATERIALS
                              -------------------

     5.1    Compliance with Hazardous Materials Laws.

     Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property required for Tenant's use of the Premises and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a general office facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

     5.2    Notice of Actions.

     Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, Notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) Business Days after Tenant first receives or sends the same, copies of all Claims, complaints, Notices, warnings or asserted violations relating in any way to the Premises, the Parking Premises or Tenant's use of the Premises or the Parking Premises. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

     5.3    Disclosure and Warning Obligations.

     Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or Property are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

     5.4    Indemnification.

     Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant's use of the Premises or Property. Tenant's obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Property; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this Section survive the expiration or earlier termination of this Lease.

                                   ARTICLE 6
                                   ---------
                                   SERVICES
                                   --------

     6.1    Landlord's Obligations.

     Landlord will provide the following services, the costs of which are Operating Expenses:

            6.1.1   Janitorial Service.

            Janitorial service in the Premises, five (5) nights per week, including cleaning, trash removal, vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Property. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord's schedule for the Building, a copy of which is designated as EXHIBIT "H" and is attached hereto.

            6.1.2   Electrical Energy.

            Electrical energy to the Premises for lighting and for operating office machines for general office use. Electrical energy will be sufficient for Tenant to operate personal computers and other equipment of similar low electrical consumption, but will not be sufficient for lighting in excess of two (2) watts per square foot installed or for electrical convenience outlets in excess of four (4) watts per square foot installed. Tenant will not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord's prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as reasonably determined either by an engineer selected by Landlord or by submeter. Landlord will replace all lighting bulbs, tubes, ballasts and starters within the Premises at Tenant's sole cost and expense unless the costs of such replacement are included in Operating Expenses. If such costs are not included in Operating Expenses, Tenant will pay such costs as Additional Rent.

            6.1.3   Heating, Ventilation and Air Conditioning.

            During Business Hours, heating, ventilation and air conditioning to the Premises sufficient to maintain comfortable temperatures in a range between 68(Degree) to 75(Degree) fahrenheit "dry bulb" in the Premises. During other times, Landlord will provide heat and air conditioning upon Tenant's reasonable advance notice (not less than 24 hours). Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis at the prevailing rates Landlord reasonably establishes. If extended service is not a continuation of the service Landlord furnished during Business Hours, Landlord may require Tenant to pay for a minimum of three hours of such service. Landlord will provide air conditioning to the Premises based on standard lighting and general office use only.

            6.1.4   Water.

            Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes and for Tenant's equipment and appliances including, but not limited to, dishwashers, ice makers and coffee machines.

            6.1.5   Passenger Elevator Service.

            Passenger elevator service to be used by Tenant in common with other tenants. Landlord may restrict Tenant's use of elevators for freight purposes to the freight elevator and to hours Landlord reasonably determines. Landlord may limit the number of elevators in operation at times other than Business Hours.

            6.1.6   Common Area.

            Maintenance of the Common Area in good order, condition and repair, subject to all other terms and conditions of this Lease relating to the Common Area.

     6.2    Tenant's Obligations.

     Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts are not Operating Expenses. Except as provided in Sections
6.1 and 17.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges).

     6.3    Other Provisions Relating to Services.

     No interruption in, or temporary stoppage of, any of the services this
Section 6 describes is deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, will render Landlord liable for damages provided, however, if any such interruption or stoppage continues for a period of seven (7) days then Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses hereunder shall abate until the services in questions are restored. Landlord has the exclusive right and discretion to select the provider of any utility or service to the Property and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied. Subject to the Additional Rent for extended service and other charges available to Landlord pursuant to Section 6.1.3, in the event Landlord contracts to purchase utilities services, the same shall be provided to the Building and the Premises at Landlord's cost for such services with no increase or profit margin charged to Tenant. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

     6.4    Tenant Devices.

     Tenant will not, without Landlord's prior written consent, use any apparatus or device in or about the Premises that causes substantial noise or vibration. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.

                                   ARTICLE 7
                                   ---------
                            MAINTENANCE AND REPAIR
                            ----------------------

     7.1    Landlord's Obligations.

     Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building; and (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by all tenants of the Building. Landlord will also maintain and repair windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Area. Landlord's repair and maintenance costs under this Section 7.1 are Operating Expenses. Neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant's property, profits or business arising from or in connection with Landlord's performance of its obligations under this Section. Notwithstanding the foregoing preceding sentence in the event Landlord does not perform its obligations hereunder for a period of seven
(7) days after Landlord is put on notice of a particular repair or maintenance item by Tenant, then to the extent that such condition or maintenance item results in Tenant not being able to utilize the Premises in a reasonable manner for Tenant's business purposes, then Basic Rent and Tenant's Share of Expenses shall abate until the particular repair or maintenance item is performed by Landlord.

     7.2    Tenant's Obligations.

            7.2.1   Maintenance of Premises.

            Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises or the Property. Except as specifically described in

     Section 7.1, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as specifically described in Section 7.1, Tenant, at Tenant's sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. If Tenant damages or injures the Common Area or any part of the Property other than the Premises, Landlord will repair the damage and Tenant will pay Landlord for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant is solely responsible for and will, to the fullest extent allowable under the Laws, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls of the Building Tenant causes. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws.

            7.2.2   Alterations Required by Laws.

            If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord will make the Structural Alterations after Tenant deposits with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

                                   ARTICLE 8
                                   ---------
                            CHANGES AND ALTERATIONS
                            -----------------------

     8.1    Landlord Approval.

     Tenant will not make any Structural Alterations. Tenant will not make any Alterations in excess of a cost of Five Thousand and No/100 Dollars ($5,000) without the Landlord's prior written consent, which consent shall not be unreasonably withheld. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations and Landlord shall respond to Tenant's consent request within five (5) Business Days after receipt of the same. If Landlord approves the proposed Alterations, Tenant will, before delivering or accepting delivery of any materials to be used in connection with the Alterations, deliver to Landlord for Landlord's reasonable approval copies of all contracts, proof of insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before delivery of the foregoing. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a contractor Landlord approves in writing in Landlord's reasonable discretion,
(b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

     8.2    Tenant's Responsibility for Cost and Insurance.

     Tenant will pay the cost and expense of all Alterations, including, without limitation, a reasonable charge for Landlord's review, inspection and engineering time, and for any painting, restoring or repairing of the Premises or the Building the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance in an amount reasonable for the scope and nature of the project, (c) public liability insurance insuring against construction related risks and (d) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (b) and (c) of this Section must name Landlord, Landlord's lender (if any) and Property Manager as additional insureds.

     8.3    Construction Obligations and Ownership.

     Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within ten (10) Business Days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease.

     8.4    Liens.

     Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing thirty (30) days prior to commencing any Alterations in order to provide

Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within fifteen (15) days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

     8.5    Indemnification.

     To the fullest extent allowable under the Laws, Tenant will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

                                   ARTICLE 9
                                   ---------
                          RIGHTS RESERVED BY LANDLORD
                          ---------------------------

     9.1    Landlord's Entry.

     Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord's rights and obligations under this Lease. Landlord may in the event of any emergency enter the Premises without notice to Tenant. Landlord's entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises.

     9.2    Control of Property.

     Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right to conduct any business or render any service in the Building does not prohibit Tenant from any permitted use for which Tenant is then using the Premises; (d) prohibit Tenant's installation of vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (e) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises at other times in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes; (f) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (g) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building provided that the same are hidden from view and do not unreasonably alter the aesthetic appearance of the Premises; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the negligence or willful misconduct of Landlord, its agents or employees.

     9.3    Lock Box. - [Intentionally Deleted]

     9.4    Space Planning Substitution As To Expansion Space.

     As to any Expansion Space under Section 17.5 hereof, upon not less than 45 days prior written notice to Tenant, Landlord may relocate Tenant to other space of comparable size (and comparable quality improvements) within the Building if and only if (i) the size of the Expansion Space is fifteen thousand (15,000) feet or less and (ii) the Expansion Space is not contiguous to other portions of the Premises. If Tenant occupies any portion of the 5th Floor and if all Premises space on the 4th Floor is equal to fifteen thousand (15,000) feet or less, then the 4th Floor Space shall be considered "non-contiguous". Landlord will move or pay for moving Tenant's personal property and equipment to the new space and will reimburse Tenant for reasonable, documented out-of-pocket costs Tenant incurs (not exceeding two months' Basic Rent) in connection with the relocation. Prior to or concurrently with the relocation, Landlord will prepare, and the parties will execute, an amendment to this Lease to evidence the relocation and make any necessary changes to the Basic Terms resulting from the relocation.

                                  ARTICLE 10
                                  ----------
                                   INSURANCE
                                   ---------

     10.1   Tenant's Insurance Obligations.

     Tenant will at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, maintain the insurance this Section
10.1 describes.

            10.1.1  Liability Insurance.

            Commercial general liability insurance on a "Manuscript" form (providing coverage at least as broad as the current ISO form) with respect to the Premises and

     Tenant's activities in the Premises and upon and about the Property, on an "occurrence" basis, with minimum limits of One Million and No/100 Dollars ($1,000,000) each occurrence and Three Million and No/100 Dollars ($3,000,000) general aggregate. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant's obligations pertaining to bodily injury or property damage under this Lease; (b) naming Landlord and Property Manager as additional insureds by an "Additional Insured -Managers or Lessors of Premises" endorsement, if available, (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties; (d) providing Landlord with at least thirty (30) days prior notice of modification, cancellation, non-renewal or expiration; and
     (e) expressly stating that Tenant's insurance coverage for the Premises will be provided on a primary and non-contributory basis. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises in this Lease on a "per location" basis.

            10.1.2 Property Insurance.

            At Tenant's option, property insurance providing coverage on a "Manuscript" form at least as broad as the current ISO Special Form ("all-risks") policy in an amount not less than the full insurable replacement cost of all of Tenant's trade fixtures and other personal property within the Premises and including business income insurance covering at least nine (9) months loss of income from Tenant's business in the Premises. If Tenant provides such property insurance under a blanket policy, the insurance must include "agreed amount, no coinsurance" provisions.

            10.1.3 Other Insurance.

            Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time.

            10.1.4 Miscellaneous Insurance Provisions.

            All of Tenant's insurance will be written by companies rated at least "Best A VII" or otherwise reasonably satisfactory to Landlord. Tenant will deliver a certificate of insurance to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy date by Tenant), (b) not later than ten (10) days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 certificate. Tenant's insurance must permit releases of liability as provided in Section 10.1.5 and must provide for waiver of subrogation.

            10.1.5 Tenant's Waiver and Release of Claims and Subrogation.

            To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of damage to or destruction of the Premises, Parking Premises, Property or Tenant's trade fixtures, other personal property or business, and any loss of use or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, and Tenant will look only to Tenant's insurance coverage (regardless whether Tenant maintains any such coverage or whether such coverage is obtainable) in the event of any such Claim. Tenant's trade fixtures, other personal property and all other property in Tenant's care, custody or control, is located at the Property at Tenant's sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises, Parking Premises or at the Property, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Premises.

            10.1.6 No Limitation.

            Landlord's establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

     10.2   Landlord's Insurance Obligations.

     Landlord will (except for the optional coverages and endorsements Section
10.2.1 describes) at all times during the Term maintain the insurance this
Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance are Operating Expenses.

            10.2.1 Property Insurance.

            Property insurance on the Building in an amount not less than the full insurable replacement cost of the Building (excluding foundation, grading and excavation costs) insuring against loss or damage by fire and such other risks as are customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building, including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion. Landlord may, at its option, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, business income and rents insurance, earthquake insurance, flood insurance, and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any property of Tenant within the Premises or otherwise located at the Property.

            10.2.2 Liability Insurance.

            Commercial general liability insurance against Claims for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate.

            10.2.3 Landlord's Waiver and Release of Claims and Subrogation.

            To the extent not expressly prohibited by the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all claims or demands whatsoever arising out of damage to or destruction of the Property, or loss of use of the Property, occasioned by fire or other casualty, regardless whether any such claim or demand results from the negligence or fault of Tenant, or otherwise, and Landlord will look only to Landlord's insurance coverage (regardless whether Landlord maintains any such coverage) in the event of any such claim. Notwithstanding the foregoing, Tenant will continue paying Rent without any right of abatement to the extent Landlord does not receive rent interruption insurance proceeds, if Tenant's negligence or fault causes or contributes to any damage to the Premises or the Property. Landlord's policy or policies of property insurance will permit releases of liability and will provide for waiver of subrogation as provided in this Section.

     10.3   Tenant's Indemnification of Landlord.

     In addition to Tenant's other indemnification obligations in this Lease and except as specifically set forth in Section 10.1, Tenant will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant which cause any accident, injury, occurrence or damage in, about or to the Premises or Parking Premises and, to the extent caused in whole or in part by Tenant, the Property.

     10.4   Tenant's Waiver.

     In addition to the other waivers of Tenant described in this Lease and to the extent not expressly prohibited by the Laws, Landlord and the other Landlord Parties are not liable for, and Tenant waives, any and all Claims against Landlord and the other Landlord Parties for any damage to Tenant's trade fixtures, other personal property or business, and any loss of use or business interruption, resulting directly or indirectly from (a) any existing or future condition, defect, matter or thing in the Premises, Parking Premises or on the Property,
(b) any equipment or appurtenances becoming out of repair, (b) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Building or any other person. This Section applies especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas and by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this Section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Property or an act or omission of any other person.

     10.5   Tenant's Failure to Insure.

     Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.4, Landlord may confirm that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may obtain, but is not obligated to, after ten (10) days prior written notice to cure to Tenant and following a failure to so cure by Tenant, such insurance for Landlord's benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord's exercise of its rights under this Section does not relieve Tenant from any default under this Lease.

                                  ARTICLE 11
                                  ----------
                             DAMAGE OR DESTRUCTION
                             ---------------------

     11.1   Tenantable Within One Hundred Twenty (120) Days.

     Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord expects (in Landlord's reasonable discretion) to make the Premises tenantable within one hundred twenty (120) days after the date of the casualty, then Landlord will notify Tenant that Landlord will repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible within the one hundred twenty (120) day period (subject to delays caused by Tenant Delays or Force Majeure). Landlord will provide the notice within thirty (30) days after the date of the casualty. In such case, this Lease remains in full force and effect, but, except as provided in Section 10.2.3, Basic Rent and Tenant's Share of Expenses for the period during which the Premises are untenantable abates pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises).

     11.2   Not Tenantable Within One Hundred Twenty (120) Days.

     If fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord does not expect (in Landlord's reasonable discretion) to make the Premises tenantable within one hundred twenty (120) days after the date of the casualty, then

Landlord will so notify Tenant within thirty (30) days after the date of the casualty and may, in such notice, terminate this Lease effective on the date thirty (30) days after the date of Landlord's notice. If Landlord does not terminate this Lease as provided in this Section, Tenant may terminate this Lease by notifying Landlord within thirty (30) days after the date of Landlord's notice, which termination will be effective thirty (30) days after the date of Tenant's notice.

     11.3   Building Substantially Damaged.

     If the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and the damage reduces the value of the improvements on the Property by more than fifty percent (50%) (as Landlord reasonably determines value before and after the casualty), regardless whether Landlord expects that it could make the Building tenantable within one hundred twenty (120) days after the date of the casualty, then Landlord or Tenant may elect by notice to the other party within thirty (30) days after the casualty to terminate this Lease effective on the date thirty (30) days after the Delivery Date of the notice of termination.

     11.4   Insufficient Proceeds.

     Notwithstanding any contrary language in this Article 11, if this
Article 11 obligates Landlord to repair damage to the Premises or building caused by fire or other casualty and Landlord does not receive sufficient insurance proceeds (including the amount of any policy deductible) to make the repair, or if Landlord's lender does not allow Landlord to use sufficient proceeds to make the repair, then Landlord may, at Landlord's option, by notifying Tenant within thirty (30) days after the casualty, terminate this Lease effective on the date thirty (30) days after the date of Landlord's notice.

     11.5   Landlord's Repair Obligations.

     If this Lease is not terminated under Sections 11.1 through 11.4 following a fire or other casualty, then Landlord will repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure) and, except as provided in Section 10.2.3, Basic Rent and Tenant's Share of Expenses for the period during which the Premises are untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord obligated to repair or restore any Alterations or Tenant's Improvements that are not covered by Landlord's insurance, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant. Landlord will, if necessary, equitably adjust Tenant's Share of Expenses Percentage, subject to Section 3.7, to account for any reduction in the rentable area of the Premises or Building resulting from the casualty.

     11.6   Rent Apportionment.

     If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant's Share of Expenses on a per diem basis and Tenant will pay the Basic Rent and Tenant's Share of Expenses to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then, except as provided in Section 10.2.3, Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses abates pro rata [based upon the rentable square footage of the untenantable portion of the Premises divided by the rentable area of the entire Premises] from the date of the casualty and Tenant will pay the unabated portion of the Basic Rent to the date of such termination).

     11.7   Exclusive Casualty Remedy.

     The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this
Article 11.

     11.8   Parking Garage.

     If the parking garage in which the Parking Premises is situated is substantially destroyed by fire or other casualty, Tenant may, by notifying Landlord within thirty (30) days after the date of the casualty, terminate this Lease with respect to the Parking Premises only on a date effective sixty (60) days after the date of the casualty, unless Landlord notifies Tenant within sixty (60) days after the date of the casualty that Landlord will repair the parking garage. If Tenant elects to terminate this Lease with respect to the Parking Premises only and Landlord does not elect to repair the parking garage, Tenant will pay Basic Rent attributable to the Parking Premises to the date of the casualty. If Landlord elects to repair the parking garage, Tenant's obligation to pay Basic Rent attributable to the Parking Premises abates day for day from the date of the casualty to the date Landlord notifies Tenant that Tenant may use the Parking Premises.

                                  ARTICLE 12
                                  ----------
                                EMINENT DOMAIN
                                --------------

     12.1   Termination of Lease.

     In the event of a Taking of all or any material part of the Premises that renders any remaining Premises unsuitable for Tenant's intended purposes (as reasonably determined by Tenant), Tenant will so notify Landlord within thirty
(30) days after the Taking and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the

Premises taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a taking reduces the value of the Property by fifty percent (50%) or more (as reasonably determined by Landlord), then Landlord may, at Landlord's option, by notifying Tenant within thirty (30) days after the date the Condemning Authority takes possession of the portion of the Property taken, terminate this Lease effective on the date thirty (30) days after the date of Landlord's notice.

     12.2   Landlord's Repair Obligations.

     If this Lease does not terminate with respect to the entire Premises under
Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Expenses Percentage for the same period, subject to Section 3.6, to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

     12.3   Tenant's Participation.

     Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of the Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

     12.4   Exclusive Taking Remedy.

     The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a Taking) not specifically described in this
Article 12.

     12.5   Parking Garage.

     If there is a Taking of all or a substantial part of the parking garage in which the Parking Premises are located, this Lease will terminate with respect to the Parking Premises only as of the date the Condemning Authority takes possession of the portion of the parking garage so taken. Tenant will pay Basic Rent attributable to the Parking Premises to the date of termination.

                                  ARTICLE 13
                                  ----------
                                   TRANSFERS
                                   ---------

     13.1   Restriction on Transfers.

            13.1.1 General Prohibition.

            Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without obtaining Landlord's prior written consent, which consent Landlord will not unreasonably withhold or delay. Tenant will, in connection with requesting Landlord's consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer under Section 13.1.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, fifty percent (50%) of any amount Tenant receives on account of the Transfer in excess of the amounts this Lease otherwise requires Tenant to pay. Any attempted Transfer in violation of this Lease is null and void and constitutes a breach of this Lease.

            13.1.2 Transfers to Affiliates.

            Tenant may, without Landlord's consent (provided that Tenant is not in default in the performance of its obligations under this Lease), cause a Transfer to an Affiliate if Tenant (a) notifies Landlord at least thirty
     (30) days prior to such Transfer; (b) delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. Landlord's right described in
     Section 13.1.1 to share in any profit Tenant receives from a Transfer permitted under this Section 13.1.2 does not apply to any Transfer this
     Section 13.1.2 permits.

     13.2   Costs.

     Tenant will pay to Landlord, as Additional Rent, all reasonable costs and expenses Landlord incurs in connection with the Transfer, including, without limitation, reasonable attorneys' fees and costs, regardless whether Landlord consents to the Transfer.

                                  ARTICLE 14
                                  ----------
                              DEFAULTS; REMEDIES
                              ------------------

     14.1   Events of Default.

     The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease:

            14.1.1 Failure to Pay Rent.

            Tenant fails to pay Basic Rent, any monthly installment of Tenant's Share of Expenses or any other Additional Rent amount as and when due and such failure continues for five (5) days after Landlord notifies Tenant.

            14.1.2 Failure to Perform.

            Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease and the failure continues for a period of thirty (30) days after Landlord notifies Tenant of Tenant's failure; provided that if Tenant cannot reasonably cure its failure within a thirty (30) day period, Tenant's failure is not an Event of Default if Tenant commences to cure its failure within the thirty (30) days period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed sixty (60) days after the expiration of the thirty (30) days period.

            14.1.3 Misrepresentation.

            The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

            14.1.4 Other Defaults.

            (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within thirty

     (30) days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (e) substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within thirty (30) days. If a court of competent jurisdiction determines that any act described in this Section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

            14.1.5 Notice Requirements.

            The Notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

     14.2   Remedies.

     Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, exercise any of the following remedies:

            14.2.1 Termination of Tenant's Possession/Re-entry and Reletting Right.

            Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord may, but is not obligated to, re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord shall make reasonable efforts to mitigate its damages by attempting to relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises,

     Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent Tenant paid that came due after Landlord's reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum first to (i) future Rent due under this Lease and then to (ii) reimburse Tenant "other indebtedness" and Re-Entry Costs initially deducted by Landlord from the rentals received from reletting the Premises. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

            14.2.2 Termination of Lease.

            Terminate this Lease effective on the date Landlord notifies Tenant of the termination. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant's failure to perform its obligations under this Lease, including, but not limited to, any Re-entry Costs, and (c) an amount equal to the difference between the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) and the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period. For purposes of this Section, Landlord will compute present worth by utilizing a discount rate of nine percent (9%) per annum.

            14.2.3 Self Help.

            Perform the obligation on Tenant's behalf without waiving Landlord's rights under this Lease, at law or in equity and without releasing Tenant from any obligation under this Lease. Tenant will pay to Landlord, as Additional Rent, all sums Landlord pays and obligations Landlord incurs on Tenant's behalf.

            14.2.4 Termination of Lease Respecting Parking Premises.

            Terminate this Lease with respect to the Parking Premises only and all of Tenant's rights and obligations under this Lease with respect to the Parking Premises only, effective on the date Landlord notifies Tenant of the termination. Upon such termination, Tenant will immediately surrender possession of the Parking Premises to Landlord together with all keys or access cards to the parking garage in which the Parking Premises is situated.

     14.3   Costs.

     Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, which constitutes an Event of Default, and whether or not suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease as a result of an Event of Default. Tenant will also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all Claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action (a) initiated by third parties asserting or defending claims vis-a-vis Tenant or Tenant's assignees or subtenants; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (b) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant or the Premises, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

     14.4  No Waiver.

     No failure by Landlord to insist upon Tenant's performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any such breach, constitutes Landlord's waiver of any such breach or of any breach or default by Tenant in Tenant's performance of its obligations under this Lease. None of the terms of this Lease to be kept, observed or performed by Tenant, and no breach thereof, are waived, altered or modified except by a written instrument executed by Landlord. No waiver of any default of Tenant in the performance of its obligations under this Lease may be implied from any omission by Landlord to take any action on account of such default. One or more waivers by Landlord is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement.

     14.5  Waiver and Release by Tenant.

     Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises or the Parking Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease and, to the fullest extent allowable under the Laws, will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned thereby. No such reentry is to be considered or construed as a forcible entry by Landlord.

     14.6  Landlord's Default.

     If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord of the default and Landlord will have 30 days after receiving such notice to cure the default. If Landlord is not reasonably able to cure the default within a 30 day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the 30 day period and thereafter diligently pursues the cure. If Landlord fails to cure the default within such time periods, Tenant will provide a second notice of the default to Landlord and if Landlord fails to cure such default within 15 days after receiving such second notice, then Tenant may exercise or pursue such rights or remedies as are available to Tenant under the Laws; provided, however, that in no event is Landlord liable for consequential, special or punitive damages, including, without limitation, lost profits.

                                  ARTICLE 15
                                  ----------
                       CREDITORS; ESTOPPEL CERTIFICATES
                       --------------------------------

     15.1  Subordination and Nondisturbance.

     This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage. Tenant will, on Landlord's demand, execute and deliver to Landlord or to any other person Landlord designates any instruments, releases or other documents reasonably required to subject and subordinate this Lease to the lien of any Mortgage. The foregoing subordination to any existing or future Mortgage provided for in this Section is expressly conditioned upon the mortgagee's written agreement that if mortgagee or any person (i.e., mortgagee or such other person being hereinafter sometimes called "Successor Landlord") acquires title to the Property and Premises pursuant to the exercise of any remedy provided for in any mortgage or any related security document or by reason of the acceptance of a deed in lieu of foreclosure or otherwise, the Lease shall continue in full force and effect as a direct lease between Tenant and Successor Landlord and Successor Landlord shall covenant and agree for so long as Tenant shall not be in default under the provisions of the Lease for a period beyond the time allowed therein to cure a default, Tenant's leasehold interest under the Lease shall not terminated or disturbed nor shall Tenant's rights and obligations under the Lease be disturbed by any steps or proceedings taken by Successor Landlord in the exercise of any of its rights under any mortgage or related security documents. Successor Landlord shall not be liable for any default under the terms of this Lease on behalf of Landlord or any predecessor in interest of Successor Landlord. The lien of any existing or future Mortgage will not cover Tenant's moveable trade fixtures or other personal property of Tenant located in or on the Premises or the Parking Premises.

     15.2  Attornment.

     If any ground lessor, the holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises or the Parking Premises upon the transfer of Landlord's interest.

     15.3  Mortgagee Protection Clause.

     Tenant will give the holder of any Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional thirty (30) days within which to cure the default. If the default cannot be cured within the additional thirty (30) day period, then the holder will have such additional time as may be necessary to effect the cure if, within the thirty (30) day period, the holder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

     15.4  Estoppel Certificates.

           15.4.1  Contents.

           Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing setoffs or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within ten (10) Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

            15.4.2  Failure to Deliver.

            If Tenant does not timely deliver the statement referenced in
     Section 15.4.1 to Landlord, Tenant irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute and deliver the statement to any third party. Further, if Tenant so fails to timely deliver the statement, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Rent has been paid in advance; and (iv) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

                                  ARTICLE 16
                                  ----------
                             TERMINATION OF LEASE
                             --------------------

     16.1   Surrender of Premises.

     Tenant will surrender the Premises and the Parking Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations and damage by insured casualty or condemnation excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its personal property, equipment and trade fixtures from the Premises. All Alterations and Improvements placed by Tenant on the Premises shall remain and be the property of the Landlord unless Tenant is required to remove the same pursuant to a previous written agreement entered into between Landlord and Tenant prior to the installation or construction of the Alterations and Improvements. Tenant will promptly repair any damage to the Premises caused by such removal. Any and all such property not removed by Tenant, at Landlord's option, becomes Landlord's exclusive property and Landlord may dispose of such property at Tenant's sole cost and expense without further notice to or demand upon Tenant. If Tenant does not surrender the Premises in accordance with this Section, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) protect and hold harmless Landlord from and against any Claim resulting from Tenant's delay in so surrendering the Premises and the Parking Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant's agent to remove, at Tenant's sole cost and expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and

Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

     16.2  Holding Over.

     If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease but with Landlord's written consent, Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy, except that (a) Basic Rent will equal the greater of Basic Rent payable by Tenant in the last Lease Year of the Term or Landlord's then current Basic Rent for the Premises according to Landlord's rental rate schedule for prospective tenants, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon thirty (30) days prior written notice to the other party. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to one hundred fifty percent (150%) of Tenant's then-existing Rent.

                                  ARTICLE 17
                                  ----------
                             ADDITIONAL PROVISIONS
                             ---------------------

     17.1  Initial Improvements.

           17.1.1  Landlord's Improvements.

           Landlord will provide, at no cost to Tenant, the Landlord's Improvements. Landlord will either stockpile or install, as applicable, Landlord's Improvements.

           17.1.2  Tenant's Improvements.

           Landlord will construct, at Tenant's sole cost and expense, all Tenant's Improvements. Landlord will design the Tenant's Improvements as described in this Section 17.1.2 unless Tenant elects to construct the Premises pursuant to Section 17.1.16 hereof. Tenant will pay all of Landlord's direct and indirect costs of designing and installing the Tenant's Improvements, plus Landlord's overhead and profit. Such costs of Landlord include, without limitation, space planning costs, construction document preparation costs, design costs, construction drawing costs, construction costs and all costs Landlord incurs obtaining permits for the Tenant's Improvements. Every cost, expense, design fee and any other cost or reimbursable item to be paid for by Tenant as provided for in this Article 17 must be approved or disputed in advance and in writing by Tenant within five (5) Business Days after request for approval by Landlord. All costs and expenses and reimbursables hereunder shall be set forth in written budgets or contracts executed by both parties which shall be incorporated into and made a part of the space plans or Final Plans as the case may be.

            17.1.3  Base Improvement Allowance.

            Landlord will credit an amount, not to exceed the Base Improvement Allowance, against Tenant's obligation to pay Landlord's direct and indirect costs of designing and installing the Tenant's Improvements. Tenant acknowledges that the Base Improvement Allowance as to the Initial Premises is Seventeen and 10/100 Dollars ($17.10) per rentable square foot of the Initial Premises and that the Base Improvement Allowance for the 6th Floor is Seventeen and 10/100 Dollars ($17.10) per rentable square foot of space. Landlord is not obligated to pay or incur any costs that exceed the Base Improvement Allowance. To the extent that the Base Improvement Allowance (up to an amount not to exceed Two and No/100 Dollars ($2.00) per rentable square foot of the Premises) is not used in connection with the direct and indirect costs of designing and installing the Tenant's Improvements, Tenant will receive a credit against the payments of Basic Rent that Tenant is required to pay under this Lease until such unused portion of the Base Improvement Allowance is exhausted. Tenant may utilize such credit in connection with both the Initial Premises or the 6th Floor. Tenant will pay the excess of the cost of Tenant's Improvements not covered by the Base Improvement Allowance to Landlord in cash within thirty (30) days of the relevant Commencement Date as Additional Rent. Tenant will also pay, as Additional Rent, all of Landlord's costs (including lost rent) resulting from Tenant Delays. If Landlord reasonably estimates that the cost of the Tenant's Improvements will exceed the Base Improvement Allowance, Landlord may require Tenant to deposit an amount equal to the amount by which the cost of the Tenant's Improvements exceeds the Base Improvement Allowance. Said money shall be deposited pursuant to an escrow arrangement agreed to between the parties.

            17.1.4  Cash Improvement Allowance.

            The Landlord shall pay Tenant, on the date of Tenant's initial occupancy of the Phase II Building, a Cash Improvement Allowance based upon the amount of Three and No/100 Dollars ($3.00) per rentable square foot of the Initial Premises which monies Tenant shall utilize for additional Tenant costs.

            17.1.5  Project Manager/Site Superintendent.

            If Landlord constructs the Tenant Improvements then Landlord's general contractor shall be Opus Northwest Construction Corporation ("Opus Northwest"). In the event Tenant constructs the Tenant Improvements, Landlord shall be entitled to utilize a project manager or site superintendent to monitor the progress of construction and whose fees will be based on an hourly rate agreed to between the parties. These fees will be borne by Tenant and shall constitute a direct cost of the Tenant Improvements.

          17.1.6  Space Plan.

          On or before December 31, 1999, Tenant will provide Landlord with a space plan for the Tenant's Improvements. The space plan must (a) be compatible with the base building and the mechanical components of the base building (as reasonably determined by Landlord); (b) be adequate, in Landlord's reasonable discretion, for Landlord to prepare working drawings for the Tenant's Improvements; (c) show, in reasonable detail, the design and appearance of the finishing materials Landlord will use in connection with installing Tenant's Improvements; and (d) contain such other detail or description as may be necessary for Landlord to adequately outline the scope of Tenant's Improvements. If Tenant provides Landlord with the space plan after December 31, 1999, then such delay is a Tenant Delay and the Delivery Date is automatically extended day for day for each day of delay after December 31, 1999. Landlord will confer Tenant within five (5) Business Days after receipt of the space plan regarding any revisions that Landlord deems reasonably necessary to the space plan. The parties shall exercise their best efforts to finalize the space plan in a timely fashion.

          17.1.7  Working Drawings and Specifications.

          Within thirty (30) days after receipt of Tenant's space plan, Landlord will provide Tenant with proposed Final Plans. Within ten (10) Business Days after receipt from Landlord of proposed Final Plans, Tenant will approve, disapprove or make suggested revisions to Landlord with regard to the Final Plans. If Tenant disapproves or makes suggested revisions to the Final Plans, Landlord will revise the Final Plans and submit copies to the Tenant for approval within ten (10) Business Days after Landlord's receipt of Tenant's initial response to Landlord's proposed plans. Tenant acknowledges, however, that if Tenant has not approved the Final Plans on or before February 29, 2000, then such delay, unless attributable to Landlord, is a Tenant Delay and the Delivery Date is automatically extended day for day for each day of delay after February 29, 2000. The parties shall exercise their best efforts to finalize the Final Plans on or before February 29, 2000. Agreed upon Final Plans shall be sealed and submitted for permit and construction bids. Notwithstanding the foregoing, final plans for the 6th Floor, at Tenant's sole cost and expense, may be revised up to six (6) months prior to the 6th Floor Commencement Date.

          17.1.8  Changes to Final Plans.

          Tenant will notify Landlord of any desired revisions to the Final Plans Tenant approved. If Landlord approves the revisions, Landlord will revise the Final Plans accordingly and will notify Tenant of the additional cost of Tenant's Improvements and the anticipated delay in completing the Tenant's Improvements caused by such revisions. Tenant will approve or disapprove the increased cost and delay within three Business Days after Landlord notifies Tenant of the additional cost and delay. If Tenant fails to notify Landlord of its approval or disapproval of the additional cost and delay within the three Business Day period, Tenant is deemed to have disapproved the additional cost or delay. If Tenant disapproves the additional cost or delay, Tenant is deemed to have withdrawn its proposed revisions to the Final Plans.

          17.1.9  Substantial Completion.

          Landlord will use commercially reasonable efforts to achieve Substantial Completion of Tenant's Improvements on or before the applicable Commencement Date.

          17.1.10 Late Delivery Due to Landlord's Delay; Liquidated Damages.

          If Landlord is unable to tender possession of the Initial Premises by the Delivery Date (September 1, 2000) due to Landlord's Delay, then the Commencement Date for the Initial Premises will be reestablished when the Initial Premises are Substantially Complete and possession is tendered to Tenant. Landlord and Tenant recognize that time is of the essence of this Agreement and that Tenant will suffer financial loss if the Landlord's work is not completed within the time specified. They also recognize the delays, expenses and difficulties involved in proving the actual loss suffered by Tenant if the Landlord's work for the Initial Premises is not completed on time. Accordingly, instead of requiring any such proof, Landlord and Tenant agree that as liquidated damages ("Liquidated Damages") for delay, caused by Landlord's Delay, (but not as a penalty) Landlord shall compensate Tenant pursuant to (a) and (b) below on a per diem basis if the Improvements are not Substantially Complete and if occupancy of the Initial Premises has not been tendered to Tenant by the Delivery Date for the Initial Premises i.e. September 1, 2000.

          (a) For the period commencing September 1, 2000 through November 30, 2000, Landlord shall pay Tenant Liquidated Damages based upon a per diem amount equal to Four Thousand Three Hundred Thirty Three and No/100 Dollars ($4,333.00) until the Initial Premises are Substantially Complete and possession has been tendered to Tenant.

          (b) For the period commencing December 1, 2000 through December 31, 2000, Landlord shall pay Tenant Liquidated Damages based upon a per diem amount

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     equal to Six Thousand Five Hundred and No/100 Dollars ($6,500.00) until the
     Initial Premises are Substantially Complete and possession as been tendered to Tenant.

          17.1.11  Late Delivery Force Majeure; Liquidated Damages

          If Landlord is unable to tender possession of the Initial Premises by the Delivery Date (September 1, 2000) due to Force Majeure, the Commencement Date for the Initial Premises will be reestablished when the Initial Premises are Substantially Complete and possession is tendered to Tenant. If tender of possession of the Initial Premises in form Substantially Complete has not been made by November 30, 2000, then for the period commencing December 1, 2000 through March 31, 2001 Landlord shall pay Tenant Liquidated Damages based upon a per diem amount of Three Thousand Two Hundred Fifty and No/100 Dollars ($3,250) for delay attributable to Force Majeure (but not Tenant's Delay) until the Initial Premises are Substantially Complete and possession has been tendered to Tenant.

          17.1.12  Late Delivery Termination.

          In the event the Initial Premises are not Substantially Complete by December 31, 2000 due to Landlord's Delay, then Tenant may terminate this Lease and be entitled to Liquidated Damages accruing through December 31, 2000. In the event the Initial Premises are not Substantially Complete by March 31, 2001 due to Force Majeure, then Tenant may terminate this Lease and be entitled to Liquidated Damages accruing through March 31, 2001. In the event either of the foregoing termination dates are extended by the agreement of the parties, then if Tenant thereafter terminates, it will receive Liquidated Damages through the date of actual termination. In the event Tenant terminates this Lease as herein provided, the parties shall be under no further obligation to each other.

          17.1.13  Late Delivery of 6th Floor.

          If Landlord is unable to complete the 6th Floor Improvements and tender possession of the 6th Floor on the Commencement Date for reasons other than Tenant Delays, then the Commencement Date will be reestablished when the 6th Floor Improvements are Substantially Complete and possession is tendered to Tenant.

          17.1.14  Punch List.

          Within twenty (20) Business Days after Substantial Completion,
     Tenant will provide Landlord with a Punch List. Landlord will complete (or repair, as the case may be) the items Tenant lists on the Punch List with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. If Tenant does not provide Landlord with a Punch List, Tenant is deemed to have accepted the Premises as

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     delivered, subject to Section 17.1.15.

          17.1.15  Construction Warranty.

          To the extent Landlord constructs the Tenant Improvements, Landlord warrants to Tenant that the Tenant Improvements and related materials, equipment and installation shall be free from defects in workmanship and shall conform to the plans and specifications, which warranty shall run for a period of one (1) year after the applicable Commencement Date for leased space finished by Landlord and Landlord will repair, correct or replace as necessary any defective item occasioned by a breach of this warranty if notified by Tenant of the defective item within the foregoing one (1) year period. Costs of correcting such items including additional testing and inspections shall be at Landlord's expense.

          17.1.16  Tenant Decision to Install Tenant's Improvements.

          Tenant, by notice to Landlord no later than February 1, 2000, may elect to cause Tenant's Improvements for both the Initial Premises and the 6th Floor (but not one or the other) to be installed by a general contractor chosen by Tenant reasonably acceptable to Landlord and with whom Tenant shall contract with directly. If Tenant makes such a decision, Tenant must construct the Tenant's Improvements pursuant to the general terms and conditions of this Section 17.1 and the Lease will be amended to redefine the obligations and roles of the parties concerning the construction of the Tenant's Improvements and to describe the terms and conditions of Landlord paying the Base Improvement Allowance, which will, generally speaking, be paid by Landlord (from an escrow account upon terms to be agreed upon between the parties) upon receipt of invoices or receipts or other adequate documentation for Tenant's Improvements installed in the Premises by Tenant through its general contractor; delivery by Tenant to Landlord of contractor's affidavits and full and final lien waivers and receipted bills covering all labor and materials expended and used and Landlord's inspection and approval of all Tenant's Improvements constructed by Tenant within thirty (30) days of receipt of such request. If Tenant elects to install Tenant's Improvements hereunder, then the Landlord's obligation with respect to the Initial Premises shall be to tender possession of the Initial Premises to Tenant with the Landlord Improvements Substantially Completed on or before the Delivery Date i.e. May 1, 2000.

          17.1.17 Late Delivery Landlord's Improvements for Initial Premises; Liquidated Damages.

          If, as of the scheduled Delivery Date (May 1, 2000) the Landlord's Improvements are not Substantially Completed due to Landlord's Delay then the Commencement Date (September 1, 2000) shall be adjourned by the number of days transpiring from and after May 1, 2000 through the date of Substantial Completion of the Landlord's Improvements

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     and tender of possession of the Initial Premises to Tenant. Landlord shall pay Tenant the following Liquidated Damages:

          (a) Prior to the Commencement Date for the period commencing September 1, 2000 through November 30, 2000 Landlord shall pay Tenant Liquidated Damages based upon a per diem amount equal to Four Thousand Three Hundred Thirty Three and No/100 Dollars ($4,333).

          (b) Prior to the Commencement Date for the period commencing December 1, 2000 and through the Commencement Date, Landlord shall pay Tenant Liquidated Damages based upon a per diem amount equal to Six Thousand Five Hundred and No/100 Dollars ($6,500).

          17.1.18 Late Delivery Landlord's Improvements for Initial Premises; Force Majeure.

          If Landlord is unable to tender possession of the Initial Premises by the scheduled Delivery Date (May 1, 2000) due to Force Majeure the Commencement Date for the Initial Premises shall be reestablished pursuant to Section 17.1.17 above. In the event of Force Majeure, Landlord's liability for Liquidated Damages shall be limited to fifty percent (50%) of the per diem amounts designated for the time periods set forth in Section 17.1.17(a)(b) above and shall be determined by the actual number of days transpiring from and after August 1, 2000 through the date that Landlord tenders possession of the Initial Premises with the Landlord Improvements Substantially Complete.

          17.1.19  Late Delivery Termination Provision.

          In the event the Landlord does not tender possession of the Initial Premises with the Landlord Improvements Substantially Completed by September 1, 2000 due to Landlord's Delay, then Tenant may terminate this Lease and be entitled to Liquidated Damages accruing through September 1, 2000. In the event that Landlord does not tender possession of the Initial Premises with the Landlord's Improvements Substantially Completed by December 1, 2000 due to Force Majeure, then Tenant may terminate this Lease and be entitled to Liquidated Damages accruing through December 1, 2000. In the event either the foregoing termination dates are extended by the agreement of the parties, then if Tenant thereafter terminates, it will receive Liquidated Damages through the date of actual termination. In the event Tenant terminates this Lease as herein provided, the parties shall be under no further obligation to each other.

          17.1.20  Tenant Installation of Tenant Improvements; Force Majeure.

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          Subject to the provisions of Section 11 relating to damage or destruction, if Tenant is unable to complete Tenant Improvements by the Commencement Date for the Initial Premises due to Force Majeure, the Commencement Date will be reestablished when the Tenant Improvements are Substantially Completed. If the Commencement Date is not reestablished within three (3) months from the date of Force Majeure, then, until the Commencement Date or until seven (7) months after the date of Force Majeure, whichever date occurs first, Tenant shall commence to pay liquidated damages equal to fifty percent (50%) of what would be the Basic Rent and Tenant's Share of Expenses for the space being developed. If not reestablished on or before seven (7) months after the date of Force Majeure, the Commencement Date (whether or not the Tenant Improvements are Substantially Complete), except for reason of Landlord Delay, shall be reestablished on the next calendar day following seven (7) months after the date of Force Majeure.

          17.1.21  Landlord Improvements to 6th Floor; Late Delivery Force
                   Majeure.

          If Tenant elects to construct the Tenant Improvements, Tenant can advance the Commencement Date for the 6th Floor pursuant to Section 1.2.1(b) except that Tenant must provide Landlord with six (6) months advance prior written notice of the Commencement Date instead of the four
     (4) months notice required if Landlord completes the Tenant Improvements. If Tenant does advance the Commencement Date according to this Section 17.1.21, then the Delivery Date of May 1, 2001 shall be advanced and shall be that date which is three (3) months prior to the advanced Commencement Date for the 6th Floor. Tenant shall be entitled to commence its work on Tenant Improvements one (1) month prior to the advanced Delivery Date so long as the performance of Tenant's Improvements does not interfere with the time and completion of the Landlord's Improvements by Landlord. If Landlord is unable to complete the Landlord Improvements due the 6th Floor by the applicable Delivery Date, then the Commencement Date shall be adjourned and shall be rescheduled to be that date which is three (3) months after Landlord does tender possession of the 6th Floor with the Landlord Improvements Substantially Completed. If Force Majeure occurs during the three (3) month period after Landlord tenders possession of the 6th Floor with Landlord Improvements Substantially Completed, then the Commencement Date shall be adjourned for the number of days equal to Force Majeure.

          17.1.22  Landlord Improvement Bid.

          Nothing set forth hereinabove shall preclude Landlord from bidding at any time to perform the Tenant's Improvements in lieu of Tenant performing the same, however, Tenant's decision to utilize Landlord as a general contractor to perform the Tenant's Improvements shall be a decision exercised by Tenant in its sole and absolute discretion.

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

          17.1.23  Additional Allowance.

          In addition to the Base Improvement Allowance and the Cash Improvement Allowance, Landlord will, at the election of Tenant, reimburse Tenant in an amount up to Three and No/100 Dollars ($3.00) per rentable square foot of the Premises for amounts, over and above the Base Improvement Allowance and Cash Improvement Allowance, that Tenant spends for additional Tenant's Improvements, exterior Phase II Building signage, networking costs and design and relocation costs ("Additional Allowance"). At such time as Tenant occupies the Premises pursuant to the terms of this Lease, and presents invoices, receipts and other adequate documentation concerning costs for these items, indicating that such costs have been paid, Landlord shall within thirty (30) days after receipt of such documentation will pay to Tenant the Additional Allowance as described herein. To the extent that the total amount of the Additional Allowance is not used for the costs described hereunder, Tenant will receive no credit against Basic Rent. In addition, if Tenant receives any of the Additional Allowance, the total amount of the Additional Allowance received, will be added to the Basic Rent together with ten percent (10%) interest per annum on such Additional Allowance received and such amount amortized over the initial Term of the Lease, and this Lease shall be amended by the Parties to reflect such change.

     17.2 Two Building Development.

          17.2.1  Acknowledgment by Tenant.

          Tenant acknowledges that (a) Landlord is in the process of constructing a Phase I Building and will construct the Phase II Building on the Property; and (b) the Land is not platted or otherwise subdivided to accomplish Landlord's development of the Phase II Building but Landlord will accomplish such replatting prior to the Commencement Date.

          17.2.2  Platting of Land.

          When Landlord plats or otherwise subdivides the Land, then any and all Operating Expenses and Property Taxes relating to any lot other than the lot or lots on which the Premises are situated are not deemed to be Operating Expenses and Property Taxes under this Lease and the definition of "Land" will be deemed to consist only of the lot or lots on which the Premises are situated. Tenant will, at Landlord's request, execute an amendment to this Lease to memorialize the revised definition of "Land." Subject to the provisions of Section 17.2.3, if the Premises are situated on separate lots, then a separate Tenant's Share of Expenses Percentage and Tenant's Share of Expenses shall be determined for each lot.

          17.2.3  Effect of Two Buildings.

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

          Landlord will equitably apportion between the Phase I Building and the Phase II Building all Operating Expenses and Property Taxes relating to Common Areas and amenities, outlots and easements which serve both the Phase I Building and the Phase II Building.

     17.3 Parking Matters.

          17.3.1  Parking Premises.

          (a)     Provisions Relating to the Parking Premises:

                  (i) Only vehicles designated by Tenant to Landlord by make, model and license plate number may park in the parking stalls comprising the Parking Premises. Tenant may change its designations at any time by notifying Landlord.

                  (ii) Tenant's right to use the Parking Premises is a self-service right. Tenant has no right to any additional services with respect to the Parking Premises. Landlord may make available to Tenant additional services with respect to the Parking Premises at an additional charge. Tenant will comply with all reasonable rules and regulations of Landlord relating to the Parking Premises.

                  (iii) Neither Landlord and Tenant's relationship as described in this Lease nor Tenant's parking of vehicles under this Lease constitutes a bailment or the relationship of bailor and bailee.

          17.3.2  Surface Parking Ratio.

          In addition to Tenant's rights and obligations in connection with the Parking Premises as described herein, Landlord will make available on the Property, outdoor surface parking and ramp parking to Tenant at a ratio of four stalls per 1,000 rentable square feet of the Premises as determined from time to time. Such parking stalls are not exclusive to Tenant and will not be designated as parking for Tenant's and Tenant's employees and invitees. If Landlord, in good faith, reasonably believes that Tenant is using more than its pro rata share of parking stalls on a regular basis, Landlord shall so notify Tenant and provide to Tenant any documentation supporting Landlord's position. Tenant shall within ten (10) days of receiving such notice and documentation, provide to Landlord the following information in writing:

                  (i) the total number of employees currently occupying the Premises;

                  (ii)  number of employees per shift, if applicable;

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

               (iii) the names of Tenant employees who are parking vehicles in the outdoor parking area, together with the vehicle make and license number of such vehicle, and state the number of days per week that said person parks the vehicle in the outdoor parking areas;

               (iv) any other information reasonably relevant to determination hereunder.

               If the information supplied to Landlord by Tenant indicates that more than its pro rata share of parking stalls are being used on a regular basis, Tenant shall immediately take necessary measures to limit the use to its pro rata share. If the information provided by Tenant reasonably indicates that Tenant is using its pro rata share of stalls or less, no further action will be required by either party. If the information supplied by Tenant to Landlord is inconclusive, Landlord shall have the right, but not the obligation, to hire independent third party consultants to conduct additional investigations and if such additional investigations or surveys reasonably establish that Tenant is violating this Paragraph 17.3 then Tenant shall take all reasonable steps to terminate such violation and pay Landlord's reasonable costs of such additional investigation to Landlord upon receipt of this statement therefore.

     17.4 First Floor Option.

     In addition to Tenant's rights as described under Section 1.1.1, Tenant shall have the right to add to the Initial Premises approximately 1,200 rentable square feet of office space on the west end of the 1/st/ floor of the Phase II Building for a travel agency and/or the right to add to the Initial Premises an additional 2,000 square feet of space on the west end of the 1/st/ floor of the Phase II Building for the sole purpose of a data center operation. The exact location of the foregoing space options shall be agreed to between the parties. Tenant's rights pursuant to this provision are subject to the following terms and conditions:

          17.4.1  Tenant shall not be in default hereunder.

          17.4.2 Tenant must give Landlord notice as to either or both increases by no later than September 1, 1999. Once added to the Initial Premises, such space shall be treated in all respects as part of the Premises hereunder.

          17.4.3 Upon such notice, the Parties will execute an amendment to the Lease reflecting an increase in the size of the Initial Premises, Rent and Tenant's Improvement Allowances and other amounts herein affected by the square footage of the Premises which will be adjusted accordingly.

     17.5 Option for Additional Space.

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

     Landlord grants Tenant the right to add additional space to the Premises which space will become subject to the terms of this Lease ("Additional Space") pursuant to the following terms and conditions:

            17.5.1  Tenant must not be in default under this Lease.

            17.5.2 Such Additional Space must be at least approximately five thousand (5,000) rentable square feet in size and it can be located in either the Phase I Building or the Phase II Building with the size and location of such Additional Space being reasonably agreed to between the parties.

            17.5.3 Tenant will have no right to deliver the Additional Space Notice as described below as to any space that is at such time of the notice is subject to a lease.

            17.5.4  The Additional Space Commencement Date shall be the first
     (1st) day of any month on or before the commencement of the fortieth (40/th/) month of the Initial Term and Tenant shall provide Landlord with a written notice of its intention to add the Additional Space and Tenant's proposed Additional Space Commencement Date (the "Additional Space Notice") by no later than the first (1st) day of the month four (4) months prior to the Additional Space Commencement Date. When such Additional Space Notice has been delivered, the Additional Space shall become subject to the terms of this Lease and become part of the Premises as of the Additional Space Commencement Date and the parties shall execute an amendment to this Lease which amendment shall contain all required information concerning the Additional Space as set forth herein.

            17.5.5 The Annual Basic Rent for the Additional Space shall be Fifteen and 95/100 Dollars ($15.95) per rental square foot for such Additional Space and the Tenant's Share of Expenses Percentage will be changed to reflect the addition of the Additional Space to the Premises and the Additional Rent shall be changed to reflect the change in the Tenant's Expense Share and such Additional Space shall be treated, in all respects, as the Premises in connection with the Tenant's requirement to pay Additional Rent.

            17.5.6 All initial improvements to the Additional Space other than Landlord's Improvements shall be referred to herein as "Expansion Improvements." The construction of the Expansion Improvements in the Additional Space shall be governed by the same terms and provisions of
     Section 17.1 which govern the construction of the Tenant's Improvements in the Premises.

            17.5.7 In connection with such Additional Space, Tenant will receive an improvement allowance ("Expansion Allowance") in an amount equal to $0.24 per rentable square foot in the Additional Space for unimproved space or $0.12 per rental square foot in the Additional Space for previously improved space, multiplied by the

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     remaining number of months in the initial Term as of the Additional Space
     Commencement Date. An amount not to exceed ten percent (10%) of the Expansion Allowance may be utilized by Tenant as a credit against Base Rent or for payment of "soft costs." The remainder of the Expansion Allowance shall be applied towards actual "hard" construction costs to the extent that such "hard" costs are incurred. The Expansion Allowance will otherwise be payable pursuant to the terms and conditions set forth in Section 17.1.21, which Expansion Allowance must be used only for the construction of Expansion Improvements and Tenant shall only receive credit or payment with respect to the Expansion Allowance with respect to actual construction costs incurred.

           17.5.8 If Tenant is to construct Expansion Improvements, Landlord will exercise commercially reasonable efforts, subject to Force Majeure, to deliver the Additional Space to Tenant at least ninety (90) days prior to the Additional Space Commencement Date for Tenant to perform Expansion Improvement work in the Additional Space. The Additional Space Commencement Date will not be extended for any reason except Landlord's failure to deliver the space at least ninety (90) days prior to the Additional Space Commencement Date or Force Majeure. If either such Landlord's Delay or Force Majeure occur, then the Additional Space Commencement Date shall be delayed for the number of days equal to such Landlord Delay or Force Majeure.

     17.6  Right of First Offer On 5th Floor Space.

     Landlord grants Tenant the first right to add space on the 5th floor of the Phase II Building that is not part of the Initial Premises pursuant to Section
1.1.1 hereof, which 5th Floor Space shall become subject to the terms of this Lease ("First Right Space") pursuant to the following terms and conditions:

           17.6.1  Tenant must not be in default, under this Lease.

           17.6.2 If Landlord receives an offer in writing from a third party, in which such third party offers to lease any of the First Right Space and Landlord would be willing to rent such space under the terms and conditions as offered by such third party, then Landlord shall give written notice to Tenant of such intent which notice shall include a copy of the third party lease offer for the First Right Space ("Landlord Notice") and the Landlord Notice shall constitute an offer to Tenant to lease the space to Tenant pursuant to the terms and conditions of this Section 17.6. Within seven (7) Business Days of the receipt of Landlord Notice, Tenant must accept or reject the offer by delivering a notice to Landlord ("Tenant Notice"). If in the Tenant Notice, Tenant rejects the offer as to the First Right Space involved, Landlord will have the right to negotiate with the third party as to said space. If Tenant accepts the offer then the Parties will proceed pursuant to the terms and conditions of this Section.

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            17.6.3  Tenant's right under this Section shall remain in full force and effect during the entire Initial Term, provided however Landlord will have no obligation to give the Landlord notice if the First Right Commencement Date as described in Section 17.6.2 would be after the expiration of the fortieth (40th) month of the Initial Term.

            17.6.4 If Tenant accepts the offer, the First Right Space Commencement Date, designated by Tenant in its acceptance, shall be the first (1st) day of any month on or before the expiration of the fortieth
     (40th) month of the initial Term. The First Right Space shall become subject to the terms of this Lease and become part of the Premises as of the First Right Space Commencement Date and the parties shall execute an amendment to this Lease which amendment shall contain all required information concerning the First Right Space as set forth herein.

            17.6.5 The Annual Basic Rent for the First Right Space shall be Fifteen and 95/100 Dollars ($15.95) a square foot for such First Right Space and the Tenant's Share of Expenses Percentage will be changed to reflect the addition of the First Right Space to the Premises and the Additional Rent shall be changed to reflect the change in the Tenant's Expense Share and such First Right Space shall be treated, in all respects, as the Premises in connection with the Tenant's requirement to pay Additional Rent.

            17.6.6 All initial improvements to the First Right Space other than Landlord's Improvements shall be referred to herein as "Expansion Improvements." The construction of the Expansion Improvements in the First Right Space shall be governed by the same terms and provisions of Section
     17.1 which govern the construction of the Tenant's Improvements in the Premises.

            17.6.7 In connection with such First Right Space, Tenant shall receive an improvement allowance ("Expansion Allowance") in an amount equal to $0.24 per rentable square foot in the First Right Space for previously unimproved space or $0.12 per rental square foot in the First Right Space for improved space, multiplied by the remaining number of months in the initial Term as of the First Right Space Commencement Date. An amount not to exceed ten percent (10%) of the Expansion Allowance may be utilized by Tenant as a credit against Base Rent or for payment of "soft costs." The remainder of the Expansion Allowance shall be applied towards actual "hard" construction costs to the extent that such "hard" costs are incurred. The Expansion Allowance will otherwise be payable pursuant to the terms and conditions set forth in Section 17.1.21 which Expansion Allowance shall be payable to Tenant pursuant to the same terms and conditions, set forth in
     Section 17.1.22 hereof which Allowance shall only be paid or credited to the extent of actual construction costs incurred.

            17.6.8 Landlord will exercise commercially reasonable efforts, subject to Force Majeure and Tenant Delay, to deliver the First Right Space to Tenant at least ninety (90) days prior to the First Right Space Commencement Date for Tenant to perform Expansion

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     Improvement work in the First Right Space. The First Right Space
     Commencement Date shall not be extended for any reason except Landlord's failure to deliver the space at least ninety (90) days prior to the First Right Space Commencement Date (unless caused by Tenant Delay or Force Majeure). If such Landlord's Delay or Force Majeure occur, then the First Right Space Commencement Date shall be delayed for the number of days equal to such Landlord Delay or Force Majeure.

     17.7  Antenna(e) Installation.

     In the event Tenant desires to install satellite communication equipment, a microwave antenna, or other related communication equipment ("Communication Equipment") inside of the Premises or on the rooftop of the Building, Tenant shall submit its plans and specifications therefor to Landlord by which shall set forth the dimensions, size, weight and operating performance of the Communication Equipment. Such plans and specifications shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. If Landlord approves of any such Communication Equipment, Tenant shall be permitted to install same if, and only if, Tenant is thereafter able to obtain all necessary governmental permits and approvals therefor and to the extent that Landlord's participation in this process is necessary Landlord shall, at no cost to Landlord, cooperate with Tenant for the obtaining of such permits and approvals. If such Communication Equipment is to be located on the rooftop of the Building, then the location of same shall be designated by Landlord and such location shall be one where the equipment shall work effectively for its installed purposes. Tenant's installation and use of such Communication Equipment shall be governed by the remaining provisions of this Section. Tenant shall install such Communication Equipment at Tenant's sole cost and expense and subject to the terms of all restrictive covenants recorded in connection with the Building and all applicable Laws, ordinances and regulations. Landlord shall not be responsible or liable to Tenant for any loss or damage that may occur to the Communication Equipment, whether occasioned by or through the acts or omissions of Landlord or its agents or employees or other persons in or present at the Property, and Tenant agrees to look solely to its own insurance for recovery for such loss or damage. Tenant shall maintain the area in which the Communication Equipment is located in good condition and shall be responsible for non-casualty repairs required to the Building made necessary by the acts, omissions or negligence of Tenant, its agents or employees, in connection with the installation, operation or removal of the Communication Equipment. At the conclusion of the term of this Lease or the earlier termination thereof, Tenant shall remove the Communication Equipment, shall make all non-casualty repairs necessary to the Building as a result of said removal and shall surrender the area in which the Communication Equipment was located to Landlord in substantially the same order and condition as originally delivered to Tenant, ordinary wear and use and damage by casualty excepted. Tenant's installation, operation and removal of the Communication Equipment shall not interfere with the safety or operation of the Building and shall not violate in any respect any provision or requirement of any bond or guaranty covering the roof or any other portion of the Building. Tenant warrants that the Communication Equipment will in no way interfere with any communications, electronic or other equipment now or hereafter located in or on the Building, including the operation of radio, television, or AM or FM broadcasting and two-way radio and microwave transmission in and around the Building. In the event such interference occurs and Tenant does not discontinue such interference within ten (10) days after it receives written notice from Landlord, Landlord may terminate Tenant's rights under this Section, in which event Tenant shall immediately discontinue the use of the Communication Equipment and remove same as provided herein.

                                  ARTICLE 18
                                  ----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     18.1  Notices.

     All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this Section. Notices given by mail are deemed delivered within three (3) Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

     18.2  Transfer of Landlord's Interest.

     If Landlord transfers any interest in the Premises, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that the transferor will deliver to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such transfer, the transferor remains entitled to the benefits of Tenant's indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

     18.3  Successors.

     The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

     18.4  Captions and Interpretation.

     The captions of the articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

     18.5  Relationship of Parties.

     This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of Landlord and Tenant.

     18.6  Entire Agreement; Amendment.

     All Exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises and the Parking Premises. All preliminary and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

     18.7  Severability.

     If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

     18.8  Landlord's Limited Liability; Exception for Liquidated Damages.

     Tenant will to look solely to Landlord's interest in the Property for recovering any judgment from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any personal judgment or deficiency decree or judgment against it.

     The limitations in the preceding paragraph do not apply to the Liquidated Damages which may become available to Tenant pursuant to Article 17 of this Lease.

     18.9  Survival.

     All of the obligations of each party under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease.

     18.10  Attorneys' Fees.

     If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

     18.11  Brokers.

     Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and agrees to indemnify, defend and hold the other harmless from and against the failure to pay any realtors, brokers, finders or agents (other than the brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than the brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay the brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property or other written agreement.

     18.12  Governing Law.

     This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant waive the right to bring suit elsewhere.

     18.13  Time is of the Essence.

     Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     18.14  Joint and Several Liability.

     All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

     18.15  Tenant's Waiver.

     Any claim Tenant may have against Landlord for default in performance of any of Landlord's obligations under this Lease is deemed waived unless Tenant notifies Landlord of the default within one hundred eighty (180) days after Tenant knew or should have known of the default.

     18.16  Tenant Organization Documents; Authority.

     If Tenant is an entity, Tenant will, within ten (10) days after Landlord's written request, deliver to Landlord (a) Certificate(s) of Good Standing from the state of formation of Tenant and, if different, the State, confirming that Tenant is in good standing under the Laws governing formation and qualification to transact business in such state(s); and (b) a copy of Tenant's publicly filed organizational documents and any amendments or modifications thereof, certified as true and correct by an appropriate official of Tenant. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized obligation of Tenant.

     18.17  Provisions are Covenants and Conditions.

     All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

     18.18 Force Majeure.

     Except as otherwise provided in Section 17 with respect to Improvements to the Initial Premises, if either party is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money, if due) by reason of Force Majeure, said party's performance of such act is excused for the period of the delay and the period of the performance of any such act will be extended for a period equivalent to the period of such delay.

     18.19  Management.

     Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord's agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give Notices and demands on Landlord's behalf.

     18.20  Financial Statements.

     Tenant will, prior to Tenant's execution of this Lease and within ten (10) days after Landlord's request at any time during the Term, deliver to Landlord complete, accurate and up-to-date financial statements with respect to Tenant, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant's chief financial officer that the same are a true, complete and correct statement of Tenant's financial condition as of the date of such financial statements.

     18.21  Quiet Enjoyment.

     Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term subject to the terms and conditions of this Lease if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

     18.22  Memorandum of Lease.

     Contemporaneously with the execution of this Lease the parties shall execute a Memorandum of Lease disclosing the existence of this Lease and describing the Initial Premises, the 6th Floor, the 1st Floor Option, the Option for Additional Space, the Right of First Option to the 5th Floor Space. Said Memorandum of Lease shall be recorded in the appropriate land records office to disclose, for public record, existence of this Lease and the foregoing relevant terms. Upon termination of this Lease the parties shall execute a document evidencing the termination of this Lease which document shall be in suitable form for filing in the office of the Registrar of Title.

     18.23  Nondisclosure of Lease Terms.

     Except with respect to the contents of the Memorandum of Lease to be executed by the parties and recorded, the terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant will not, without Landlord's consent (which consent Landlord may grant or withhold in its sole discretion), directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).

     18.24  Construction of Lease and Terms.

     The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

     18.25  Year 2000 Compliance.

     For purposes of this Section, the term "Millennium Compliant" means with respect to any property or entity, that all software, hardware, equipment, goods or systems material to the physical operations, business operations or financial reporting of the entity (collectively, "Systems") will properly perform date sensitive functions before, during and after January 1, 2000. Landlord represents to Tenant that Landlord developed and is implementing a plan to determine whether Landlord's Systems are Millennium Compliant. Landlord will continue implementing such plan from and after the date of this Agreement.

     Landlord and Tenant caused this Lease to be executed and delivered by their duly authorized representative to be effective as of the Effective Date.

                                        LANDLORD:

Dated:  March 29, 1999                  OPUS NORTHWEST, L.L.C., a
       ----------------
                                        Delaware limited liability company

                                        By: /s/ James B. Heller
                                            --------------------------------
                                        Name:  James B. Heller
                                              ------------------------------
                                        Title:   V.P. GEN MGR
                                               -----------------------------


                                        TENANT:

                                        METRIS DIRECT, INC., a

                                        ____________________________________


                                        By: /s/ Ronald Zebeck
                                            --------------------------------
                                        Name:  Ronald Zebeck
                                              ------------------------------
                                        Title:  President & C.E.O
                                               -----------------------------

                                  EXHIBIT "A"
                                  -----------
                                  DEFINITIONS
                                  -----------

"Additional Rent" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

"Affiliate" means any person or corporation that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

"Alteration" means any change, alteration, addition or improvement to the Premises or Property after completion of the Improvements.

"Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"Base Improvement Allowance" means the amount (per rentable square foot of the Premises) specified in the Basic Terms for the cost of designing and installing Tenant's Improvements. "Basic Rent" means the basic rent amounts specified in the Basic Terms.

"Basic Terms" means the terms of this Lease identified as the "Basic Terms" before Article 1 of the Lease.

"BOMA Standards" means the "Standard Method for Measuring Floor Area in Office Buildings" approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996).

"Building" means that office building that will exist on the Land referred to as the Phase II Building.

"Building Rules" means those certain rules attached to this Lease as EXHIBIT "E", as Landlord may amend the same from time to time.

"Business Days" means any day other than Saturday, Sunday or a legal holiday in the State.

"Business Hours" means Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding holidays.

"City" means the City of Minnetonka, Minnesota.

"Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

"Commencement Date" means the following: (a) the commencement date for the Initial Premises consisting of floors 7, 8 and 9 of the Phase II Building and additional space added thereto prior to Occupancy of the Initial Premises shall be September 1, 2000 unless extended pursuant to Sections 17.1.9, 17.1.10,
17.1.16 or 17.1.17, (b) the commencement date for the 6th Floor shall be September 1, 2001 or the earlier date established pursuant to Section 1.2.1(b) or Section 17.1.19 of the Lease or the extended date established pursuant to
Section 17.1.9 or Section 17.1.19, (c) the commencement date for the Additional Space shall be established pursuant to Section 17.5 of the Lease shall be established pursuant to Section 17.5.4 of the Lease, (d) the commencement date for the 5th Floor Space shall be established pursuant to Section 17.6 of the Lease.

"Commencement Date Memorandum" means the form of memorandum attached to the Lease as EXHIBIT "D".

"Common Area" means the parking area, driveways, lobby areas, and other areas of the Property Landlord may designate from time to time as common area available to all tenants.

"Condemning Authority" means any person or entity with a statutory or other power of eminent domain. "Effective Date" means the date Landlord executes this Lease.

"Event of Default" means the occurrence of any of the events specified in
Section 14.1 of the Lease and Section 14.6 of the Lease.

"Expenses" means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

"Final Plans" means the final working drawings and specifications prepared by Landlord and approved by Tenant for the Tenant's Improvements after receiving Tenant's space plan for the Tenant's Improvements.

"Floor Plan" means the Floor Plan attached to the Lease as EXHIBIT "C".

"Force Majeure" means acts of God; casualty; strikes; lockouts; labor troubles; inability to procure materials; governmental laws or regulations; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord's or Tenant's reasonable control.

"Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

"Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

"Improvements" means, collectively, the Landlord's Improvements and the Tenant's Improvements.

"Land" means that certain parcel of Land legally described on the attached EXHIBIT "B".

"Landlord" means only the owner or owners of the Property at the time in question.

"Landlord Delays" means any delays caused or contributed by Landlord including, without limitation, with respect to Tenant's Improvements, Landlord's failure to reasonably approve a space plan timely submitted for Tenant's Improvements, Landlord's failure to reasonably and timely approve Final Plans and any delays caused by any revisions Landlord proposes to the Final Plans.

"Landlord Parties" means Landlord and Landlord's officers, directors, partners, shareholders, members, employees and Property Manager.

"Landlord's Improvements" means the base building improvements to the Premises described on the attached EXHIBIT "F".

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

"Lease" means this Office Lease Agreement, as the same may be amended or modified after the

Effective Date.

"Lease Year" means each consecutive 12 month period during the Term, commencing on the Commencement Date, except that if the Commencement Date is not the first
(1st) day of a calendar month, then the first Lease Year is a period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs plus the following 12 consecutive calendar months.

"Maximum Rate" means interest at a rate equal to the lesser of ten percent (10%) per annum and the maximum interest rate permitted by law.

"Mortgage" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"Net Rent" means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

"Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

"Operating Expenses" means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons' time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called "fringe benefits" paid in connection with such persons (allocated in a manner consistent with such persons' wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with Laws; reasonable management fees and the costs (including rental) of maintaining a building or management office in the Building; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Property. The term "Operating Expenses" also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property. The term "Operating Expenses" does not include the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair; the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; legal expenses incident to Landlord's enforcement of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; or allowance or expense for depreciation or amortization. Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Property to reduce energy, maintenance or other costs, or to comply with any Laws, Landlord may include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment so as to amortize the investment over the reasonable life of the equipment, improvement or alteration on a straight line basis.

"Parking Premises" means the number of parking stalls subject to this Lease located in the parking garage that serves the Building calculated at any given time by dividing the rentable area of the Premises by 5,400, as the same may be designated by Landlord, with Tenant's reasonable approval, at or prior to the Commencement Date.

"Permitted Encumbrances" means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property.

"Phase I Building" means that certain building consisting of approximately two hundred sixty five thousand (265,000) rentable square feet currently under construction on the Land.

"Phase II Building" means that certain building consisting of approximately three hundred thousand (300,000) rentable square feet which will be constructed on the Land.

"Premises" means the Initial Premises (consisting of floors 7, 8 and 9 of the Phase II Building and those portion of the 5th floor and 1st floor of the Phase II Building that Tenant elects to expand and occupy with respect to the Initial Premises) together with the 6th Floor and any other lease space added during the Term.

"Property" means, collectively, the Land and all Improvements on the Land.

"Property Manager" means Opus Northwest Management, L.L.C. or any other agent Landlord appoints to manage the Property.

"Property Taxes" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term "Property Taxes" does not include Landlord's state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar year.

"Punch List" means a list of items not completed by Landlord in connection with Tenant's Improvements or Tenant's Improvements items in need of repair or replacement.

"Re-entry Costs" means all commercially reasonable costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, recovering persons and property from the Premises and storing such property (including court costs and reasonable attorneys' fees); (c) reletting the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises which are commercially reasonably and represent conventional lease incentives at the time of reletting.

"Rent" means, collectively, Basic Rent and Additional Rent.

"State" means the State of Minnesota.

"Structural Alterations" means any Alterations involving the structural, mechanical, electrical, fire/life safety or heating, ventilating and air conditioning systems of the Building.

"Substantial Completion", "Substantially Completed" or "Substantially Complete" is the stage in the progress of the Landlord's work, be it for Landlord's Improvements or Tenant's Improvement as the case may be, when the work or designated portions thereof is sufficiently complete in accordance with the Final Plans so that the Tenant can occupy or utilize the Premises for its intended use.

"Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

"Tenant" means the tenant identified in the Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in the Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises, the Parking Premises or on the Property with Tenant's expressed or implied permission.

"Tenant Delays" means any delays caused or contributed to by Tenant, including, without limitation, with respect to Tenant's Improvements, Tenant's failure to submit a space plan for Tenant's Improvements, Tenant's failure to timely approve the Final Plans and any delays caused by any revisions Tenant proposes to the Final Plans.

"Tenant's Improvements" means all initial improvements to the Premises (other than Landlord's Improvements) to be designed and installed by Landlord, or Tenant as the case may be, and paid for by Tenant.

"Tenant's Share of Expenses" means the product obtained by multiplying the amount of Expenses for the period in question by the Tenant's Share of Expenses Percentage.

"Tenant's Share of Expenses Percentage" means the percentage determined by multiplying a fraction, the numerator of which is the rentable square feet in the Premises and the denominator of which is the rentable square feet in the Phase II Building and multiplying the resulting fraction by 100. If Premises are also situated in the Phase I Building, a separate Tenant's Share of Expenses Percentage shall be determined in the same manner for the Phase I Building.

"Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any Renewal Term then in effect.

"Transfer" means Tenant's assignment, mortgage, pledge, transfer, sublease or other encumbering or disposal (voluntarily, by operation of law or otherwise) of this Lease or the Premises or the Parking Premises or any interest in this Lease or the Premises or the Parking Premises.

"Warranty Terms" means, collectively, the Punch List and Construction Warranty provisions of Section 17.1.15 of this Lease and the Year 2000 Compliance Warranty set forth in Section 18.25 of this Lease.

                                  EXHIBIT "B"
                                  -----------

                         LEGAL DESCRIPTION OF THE LAND
                         -----------------------------

     The Land is at the northeast corner of the intersection of the northern I-394 frontage road and County Road 73, Landlord and Tenant will amend this Lease to attach the legal description of the Land on or before the Commencement Date.

                                      B-1